AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 2002
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ----------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                             ----------------------

                    ASSOCIATED AUTOMOTIVE GROUP INCORPORATED
                    ----------------------------------------
                 (Name of Small Business Issuer in Its Charter)

             Florida                         5511                 65-0816177
--------------------------------------------------------------------------------
(State or Other Jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
 Incorporation or Organization)    Classification Number)    Identification No.)

                           2600 South Federal Highway
                           Delray Beach, Florida 33483
                                 (561) 279-8700
          (Address and Telephone Number of Principal Executive Offices)
                            -------------------------
                                  Barry Tenzer
                           2600 South Federal Highway
                           Delray Beach, Florida 33483
                                 (561) 338-9399
            (Name, Address and Telephone Number of Agent For Service)
                         ------------------------------
                        Copies of all communications to:

                             Brian A. Pearlman, Esq.
                               Adorno & Yoss, P.A.
                     350 East Las Olas Boulevard, Suite 1700
                            Fort Lauderdale, FL 33301
                            Telephone: (954) 763-1200
                          Facsimile No. (954) 766-7800

  Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                   CALCULATION OF REGISTRATION FEE

                                                    Proposed          Proposed
   Title of Each                                    Maximum           Maximum
Class of Securities              Amount to be    Offering Price       Aggregate               Amount of
  to be Registered                Registered      Per Security      Offering Price        Registration Fee
-------------------              ------------    --------------     --------------        ----------------
Common Stock, par value
$.0001 per share                   2,100,057         $0.40(1)           $840,022.80              $77.28

Common Stock, par value
$.0001 per share                      65,000         $3.30(2)           $214,500.00              $19.73

Total Registration Fee                                                                           $97.01

--------------------------
(1) Calculated in accordance with Rule 457(c) based upon the average of the closing bid and asked prices on August 8, 2002.
(2) The common shares are issuable upon exercise of warrants with fixed prices. Pursuant to Rule 457, the aggregate offering price and fee have been calculated based on the exercise price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

         THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


PROSPECTUS SUBJECT TO COMPLETION


                    ASSOCIATED AUTOMOTIVE GROUP INCORPORATED

                        2,165,057 Shares of Common Stock



         This prospectus covers 2,165,057 shares of common stock of Associated Automotive Group Incorporated being offered by certain selling security holders, including 291,136 shares of common stock underlying common stock purchase warrants and a 9% convertible note. See "Selling Security Holders" beginning on page __. We will not receive any proceeds from the sale of the shares by the selling security holders. However, we will receive up to approximately $217,000 upon the exercise of certain warrants. There is no guarantee that any of the warrants will be exercised.

         Our shares trade on the Nasdaq SmallCap under the symbol AAGI. The closing price of our common stock on August 8, 2002 was $.40.

                         ------------------------------

         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                         ------------------------------

                The date of this prospectus is __________, 2002.

                               PROSPECTUS SUMMARY

HISTORY AND STRUCTURE

         Associated Automotive Group Incorporated (previously known as Uniservice Corporation) was incorporated in the State of Florida in 1997 as a holding company to acquire the licensee of KFC Restaurants in Chile. We owned and operated through a 99% owned subsidiary approximately 30 KFC Restaurants in Chile from the date of our initial public offering (August 1998) until January 9, 2002. Due to the disappointing performance of Uniservice Corporation's common stock in the marketplace and our disappointing results of operations in Chile, we made a decision to reorganize our business.

         Effective January 9, 2002 and pursuant to a special meeting of our shareholders on December 14, 2001, we disposed of our Chilean operating subsidiaries and acquired Associated Automotive Group, Inc. Pursuant to the terms of a share exchange agreement with Associated Automotive Group, Inc., we issued 9,367,822 shares of our common stock to the shareholders of Associated Automotive Group, Inc. and its affiliates in exchange for a wholly-owned interest in Associated Automotive Group, Inc. In connection with the share exchange we sold all our KFC assets to our former chief executive officer who returned 825,000 shares of our outstanding class B common stock to our treasury. Our remaining outstanding shares of class B common stock were converted to class A common stock. In addition, we changed our name from Uniservice Corporation to Associated Automotive Group Incorporated. The share exchange and stock purchase have been accounted for as a recapitalization of the accounting acquirer. Accordingly, our company has been accounted for as the successor to Associated Automotive Group, Inc.

CURRENT OPERATIONS

         Our wholly owned subsidiary, Associated Automotive Group, Inc. ("AAG"), a Nevada company, was formed as a holding company in July 2001 to own and operate various dealerships, accessory and other automotive businesses expected to be acquired or established. Our new strategy is to become the leading operator of exotic and high line automobile dealerships through acquisitions in strategically identified markets and to develop and grow its luxury automotive finance business and other complimentary business operations.

         AAG operates Motorcars of South Florida, Inc. and C&K Auto Imports, Inc. Motorcars of South Florida is a highline and exotic car dealership in Delray Beach, Florida. Motorcars of South Florida was incorporated in 1994 and was acquired by AAG in 2001. Pursuant to a stock purchase agreement dated January 22, 2002, effective January 9, 2002, AAG acquired all of the issued and outstanding shares of C&K Auto Imports from its sole shareholder in consideration for 750,000 shares of our class A common stock and $500,000. C&K Auto Imports owns a high-line automobile dealership in Hasbrook Heights, New Jersey, that services the greater New York City Metropolitan area. C&K Auto Imports also owns a high-line automobile wholesale operation and service facility located in Leonia, New Jersey.

         Our executive offices are located at 2600 South Federal Highway, Delray Beach, Florida 33483, our telephone number is (561) 279-8700 and our website is associatedautomotive.com.

         Our common stock and common stock purchase warrants currently trade on the Nasdaq SmallCap Market under the symbols AAGI and AAGIW, respectively.

SELECTED FINANCIAL DATA

         The following summary of our financial information has been derived from audited financial statements of AAG for December 31, 2001, that are included in this prospectus and unaudited financial information for the three months ended March 31, 2002. The information below reflects the acquisition of C&K Auto Imports as of January 1, 2002.

                                                                                     Three Months Ended
                                         Year Ended December 31, 2001                  March 31, 2002
                                         ----------------------------              ----------------------
                                                   (audited)                             (unaudited)
Revenues                                    $       35,082,096                       $        17,240,306

Cost of Sales                               $       34,211,297                       $        16,571,542

Operating Expenses                          $        2,593,475                       $           895,177

Net (Loss)                                  $       (1,715,197)                      $          (112,256)

Working Capital                             $        1,803,667                       $         4,388,837

Total Assets                                $        4,307,011                       $        10,602,329

Current Liabilities                         $        2,034,964                       $         4,550,155

Accounts Payable and
  Accrued Expenses                          $          624,499                       $         2,532,780

Total Shareholders' Equity                  $        2,264,575                       $         6,008,915

                                  RISK FACTORS

         Before you invest in our securities, you should be aware that there are various risks. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. You should consider carefully these risk factors, together with all of the other information included in or incorporated by reference into this prospectus before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

         In addition to the other information in this prospectus, the following factors should be considered in evaluating our company and our business.

WE HAVE RECENTLY CHANGED OUR BUSINESS AND YOU CANNOT RELY ON OUR PAST PERFORMANCE AS AN INDICATION OF FUTURE RESULTS.

         In January 2002 we completed the sale of substantially all of previous operating assets including 30 Kentucky Fried Chicken restaurants in the Santiago, Chile area, and acquired 100% of the outstanding capital stock of AAG and 100% of the outstanding capital stock of C&K Auto Imports. As a result of these transactions, which also resulted in a change of control of our company and the election of new management and a new board of directors, we have changed our business model. A comparison of our historical financial statements to our financial statements following these transactions will be meaningless. While our management have significant experience in operating our current businesses, prospective purchasers of our securities will not be able to rely at all on our prior performance to gauge our future results.

WE HAVE AN ACCUMULATED DEFICIT AND A HISTORY OF LOSSES.

         Our current operations incurred an operating loss of $112,256 for the three months ended March 31, 2002 and we have an accumulated deficit of $4,233,232 at March 31, 2002. Our future profitability will depend on substantial increases in revenues from operations. There can be no assurance that future revenues and income from operations will grow sufficiently to generate a positive cash flow or otherwise enable us to be profitable. We will experience significant liquidity and cash flow problems which will require us to raise additional capital to continue operations if we are not able to substantially increase our revenues. We cannot guarantee that future revenues will grow sufficiently to generate positive cash flow or otherwise enable us to become profitable.

WE WILL NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL AS NEEDED, THE FUTURE GROWTH OF OUR BUSINESS AND OPERATIONS WILL BE SEVERELY LIMITED.

         Our acquisition and internal growth strategy requires substantial capital investment. Capital is typically needed not only for the acquisition of additional companies, but also for the effective integration, operation and expansion of these businesses. Capital is also necessary for the expansion of our existing operations. We raised approximately $2.1 million in a private placement of our securities in 2001 to provide in part capital for the acquisition of C&K Auto Imports and an additional $1,300,000 in 2002 for working capital purposes. Our future capital requirements, however, depend on a number of factors, including our ability to grow our revenues and manage our business. Our growth will depend upon our ability to raise additional capital, possibly through the issuance of long-term or short-term indebtedness or the issuance of our equity securities in private or public transactions.

         If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of Associated Automotive Group Incorporated held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our class A common stock. There can be no assurance that acceptable financing for future acquisitions or for the integration and expansion of existing operations can be obtained on suitable terms, if at all. Our ability to continue our growth and acquisition strategy could suffer if we are unable to raise the additional funds on acceptable terms which will have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

OUR MANAGEMENT MAY BE UNABLE TO EFFECTIVELY INTEGRATE OUR ACQUISITIONS AND TO MANAGE OUR GROWTH AND WE MAY BE UNABLE TO FULLY REALIZE ANY ANTICIPATED BENEFITS OF THESE ACQUISITIONS.

         Our business strategy includes growth through acquisition and internal development. We are subject to various risks associated with our growth strategy, including the risk that we will be unable to identify and recruit suitable acquisition candidates in the future or to integrate and manage the acquired companies.

         We completed the acquisition of AAG and C&K Auto Imports in January 2002. Previously announced proposed acquisitions including the Auto Toy Store and Bache Leasing, and the assets of Royal Motors were terminated for various reasons. Acquired companies' histories, geographical locations, business models and business cultures can be different from ours in many respects. Our directors and senior management face a significant challenge in their efforts to integrate our businesses and the business of the acquired companies or assets, and to effectively manage our continued growth. There can be no assurance that our efforts to integrate the operations of any acquired assets or companies acquired in the future will be successful, that we can manage our growth or that the anticipated benefits of these proposed acquisitions will be fully realized. The dedication of management resources to these efforts may detract attention from our day-to-day business. There can be no assurance that there will not be substantial costs associated with these activities or of the success of our integration efforts, either of which could have a material adverse effect on our operating results.

THE AUTOMOBILE INDUSTRY IS A MATURE INDUSTRY WITH LIMITED GROWTH POTENTIAL IN NEW VEHICLE SALES AND AUTOMOBILE SALES ARE CYCLICAL AND SUBJECT TO DOWNTURNS.

         The United States automobile industry is generally considered to be a mature industry in which minimal growth is expected in unit sales of new vehicles. In addition, the market for automobiles, particularly highline vehicles, is subject to substantial cyclical variation. Many factors affect the automobile industry, including:

         -        general and local economic conditions;
         -        taxes;
         -        consumer confidence;
         -        interest rates;
         -        credit availability; and
         -        the level of personal discretionary income.

         A material decrease in vehicle sales from the historical level of vehicle sales achieved by our subsidiaries would materially adversely affect our business, financial condition and results of operations.

OUR AUTOMOBILE OPERATIONS ARE GEOGRAPHICALLY CONCENTRATED AND
SUBJECT TO LOCAL ECONOMIC CONDITIONS.

         The dealerships we have acquired are located in either the New York metropolitan area or South Florida. While we may pursue acquisitions outside of the New York metropolitan area and South Florida, we expect that our automotive operations will be concentrated in these areas for the foreseeable future. As a result, our results of operations will depend substantially on general economic conditions and consumer spending habits and preferences in the New York metropolitan area and South Florida, as well as various other factors, such as tax rates and applicable state and local regulation. There can be no assurance that we will be able to expand geographically or that any such expansion will adequately insulate us from the adverse effects of local or regional economic conditions.

OUR FUTURE OPERATING RESULTS WILL BE DIRECTLY RELATED TO THE AVAILABILITY OF CAPITAL TO US.

         The principal sources of financing for automobile inventories have historically been lines of credit from banks and other financial institutions and from cash generated from operations. There can be no assurance that we will be able to continue to obtain capital for our current or expanded operations on terms and conditions that are acceptable to us. If we are unable to obtain sufficient lines of credit to finance our inventories, our abilities to increase our revenues will be adversely affected.

WE OPERATE IN A HIGHLY COMPETITIVE SEGMENT OF THE AUTOMOBILE INDUSTRY. ANY FAILURE TO EFFECTIVELY COMPETE WILL ADVERSELY AFFECT OUR ABILITY TO INCREASE OUR REVENUES.

         The market for pre-owned vehicles is very competitive. Our competitors include:

         -        automobile dealers;
         -        private sellers of used vehicles;
         -        used vehicle dealers;
         -        other franchised dealers;
         -        service center chains; and
         -        independent service and repair shops.

         Some of our competitors may be larger, have access to greater financial resources and be capable of operating on smaller gross margins than our company. There can be no assurance that we will continue to compete effectively or that manufacturers will not modify the historical automobile franchise system in a manner that increases competition among dealers or market and sell their vehicles through other distribution channels.

GOVERNMENT REGULATION AND ENVIRONMENTAL REGULATION COMPLIANCE COSTS MAY ADVERSELY AFFECT OUR PROFITABILITY.

         Our operations are subject to various Federal, state and local laws and regulations including those relating to local licensing and consumer protection. While we believe that we maintain all requisite licenses and permits and that we are in substantial compliance with all applicable laws and regulations, there can be no assurance that we will be able to continue to maintain all requisite licenses and permits or to comply with applicable laws and regulations, and our failure to do so could have a material adverse effect on our business, financial condition and results of operations. In addition, the adoption of any new laws or regulations and the cost to us of complying with any new laws or regulations, could have a material adverse effect on our business, financial condition and results of operations.

FLUCTUATIONS IN OUR OPERATING RESULTS MAY ADVERSELY AFFECT OUR STOCK PRICE AND PURCHASERS OF OUR SHARES OF COMMON STOCK MAY LOSE ALL OR A PORTION OF THEIR INVESTMENT.

         Historically, there has been volatility in the market price for our common stock. Our quarterly operating results, changes in general conditions in the economy, the financial markets or the automobile industry, or other developments affecting us or our competitors, could cause the market price of our common stock to fluctuate substantially. We expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors. Factors that may adversely affect our quarterly operating results include:

         - our ability to effectively compete in our market segment, build brand identity and reduce our consolidated operating expenses,

         -        a continued demand for pre-owned highline and exotic vehicles,

         - technical difficulties, system downtime, or Internet brownouts;

         - the amount and timing of operating costs and capital expenditures relating to expansion of our business and operations;

         -        government regulation; and

         - general economic conditions and economic conditions specific to the automobile industry.

         As a result of these factors, in one or more future quarters, our operating results may fall below the expectations of securities analysts and investors. In this event, the market price of our class A common stock would likely be materially adversely affected. In addition, the stock market in general and the market prices for automotive-related companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of those companies. These broad market and industry fluctuations may adversely affect the price of our class A common stock, regardless of our operating performance.

IF THE SELLING SECURITY HOLDERS ALL ELECT TO SELL THEIR SHARES OF OUR COMMON STOCK AT THE SAME TIME, THE MARKET PRICE OF OUR SHARES MAY DECREASE.

         It is possible that the selling security holders will offer all or substantially all of the shares of our common stock covered by this prospectus for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price of our class A common stock.

PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS MAY DELAY OR PREVENT A TAKE-OVER WHICH MAY NOT BE IN THE BEST INTERESTS OF OUR SHAREHOLDERS.

         Provisions of our articles of incorporation and bylaws may be deemed to have anti- takeover effects, which include when and by whom special meetings of our shareholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Florida Business Corporation Act also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested shareholders.

         In addition, our articles of incorporation authorize the issuance of up to 5,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors, of which none are currently issued nor outstanding. Our board of directors may, without shareholder approval, issue preferred stock with dividends, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our class A common stock.

             CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

         Some of the information in this prospectus may contain forward-looking statements. These statements can be identified by the use of forward-looking words such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in or incorporated by reference into this prospectus. The risk factors noted in this section and other factors noted throughout this prospectus or incorporated herein, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of March 31, 2002 and reflects the acquisition of C&K Auto Imports. The table should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

                                                              March 31, 2002
                                                           --------------------
                                                                 (Unaudited)

Stockholders' equity:

        Class A Common Stock, $.0001 par value,
        80,000,000 shares authorized,
        12,202,822 shares issued and
        outstanding                                          $          1,220

        Additional paid-in capital                           $     10,240,927

        Accumulated deficit                                  $     (4,233,232)

Total stockholders' equity                                   $      6,008,915

Total liabilities and stockholders' equity                   $     10,602,329


                                 USE OF PROCEEDS

         We will not receive any proceeds upon the sale of shares by the selling security holders. However, we will receive up to approximately $217,000 upon the exercise of certain warrants containing shares of common stock that are included in this prospectus. The warrants are exercisable at prices ranging from $.05 to $3.30 per share. We intend to use the proceeds from exercised warrants, if any, for working capital purposes. There is no guarantee that any or all of our warrants will be exercised.

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

         Our class A common stock and our class A common stock warrants are traded on the Nasdaq SmallCap Market under the symbols AAGI and AAGIW, respectively, and commenced their trading on August 4, 1998. On August 8, 2002, the average closing bid and asked price of our common stock was $.40. The following table sets forth the high and low bid quotations for the common stock and warrant for the periods indicated. These quotations, as reported by the Nasdaq Stock Market, reflect prices between dealers, do not include retail mark-ups, markdowns, commissions and may not necessarily represent actual transactions.

Period                                               High             Low
------                                               ----             ---

Common Stock

Quarter ended June 30, 2000                          $2.90            $1.65
Quarter ended September 30, 2000                     $2.75            $1.50
Quarter ended December 31, 2000                      $2.86            $1.38
Quarter ended March 31, 2001                         $2.31            $2.00
Quarter ended June 30, 2001                          $1.75            $0.52
Quarter ended September 30, 2001                     $2.60            $0.50
Quarter ended December 31, 2001                      $3.65            $2.10
Quarter ended March 31, 2002                         $4.25            $3.03
Quarter ended June 30, 2002                          $2.97            $1.50

Warrants

Quarter ended June 30, 2000                          $0.56            $0.18
Quarter ended September 30, 2000                     $0.66            $0.25
Quarter ended December 31, 2000                      $0.50            $0.19
Quarter ended March 31, 2001                         $0.22            $0.19
Quarter ended June 30, 2001                          $0.22            $0.06
Quarter ended September 30, 2001                     $0.40            $0.05
Quarter ended December 31, 2001                      $0.80            $0.10
Quarter ended March 31, 2002                         $1.15            $0.61
Quarter ended June 30, 2002                          $0.75            $0.25

         As of June 30, 2002, there were approximately 70 holders of record of our class A common stock. As of June 30, 2002, we had approximately 350 beneficial shareholders of our class A common stock. As of June 30, 2002, we had approximately 300 beneficial shareholders of our common stock purchase warrants.

         We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid for the foreseeable future. The future dividend policy will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

         Management's discussion and analysis of financial condition and results of operations contains various forward looking statements. These statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may", "expect", "anticipate", "estimate" or "continue" or use of negative or other variations or comparable terminology.

         We caution that these statements are further qualified by important factors that could cause actual results to differ materially from those contained in the forward-looking statements, that these forward-looking statements are necessarily speculative, and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements.

         Management's discussion and analysis reflects our acquisition of AAG and the unaudited balance sheets of its wholly owned subsidiaries, Motorcars of South Florida and C&K Auto Imports, and does not reflect the results of our historical KFC operations.

         Management's discussion and analysis of financial condition and results of operations has been prepared using historical information for the quarter ended March 31, 2002 and unaudited pro forma information for the quarter ended March 31, 2001. The pro forma information, for purposes of explaining our results of operations, reflects the acquisition of C&K Auto Imports as if the acquisition was completed on January 1, 2001.

         Management's discussion and analysis of financial condition and results of operations has been prepared using unaudited pro forma information for the years ended December 31, 2001 and December 31, 2000. The pro forma information, for purposes of explaining our results of operations, reflects the acquisition of C&K Auto Imports and Motorcars of South Florida as if the acquisitions were completed on January 1, 2000.

RESULTS OF OPERATIONS

Three months ended March 31, 2002 as compared to three months ended March 31,
2001

         Total sales for the quarter ended March 31, 2002, were $17,240,306 a decrease of $1,748,895 compared to total sales of $18,989,201 for the three months ended March 31, 2001. While a portion of the decrease was due to a general decline in the economy after the events of September 11, 2001, more significantly since the end of 2001 we have focused our retail and wholesale sales on higher priced highline and exotic cars. In doing so, we have increased gross margins and believe that this will result in overall profitability.

         Cost of sales decreased from $18,309,894 for the three months ended March 31, 2001 to $16,571,542 for the three months ended March 31, 2002, a decrease of $1,738,352 or 9%. This decrease in cost of sales was attributed to a decrease in gross sales, decrease in commissions paid to salespersons and the focus of our business to higher priced highline and exotic cars.

         Due to the decrease in sales, gross profit decreased to $668,764 for the three months ended March 31, 2002 from $679,307 for the three months ended March 31, 2001, a decrease of $10,543. However, gross margins increase from 3.5% for the three months ended March 31, 2001 to 3.9% for the three months ended March 31, 2002 or an 11% increase in gross sale margins. This increase was due to our focus on the sale of higher priced highline and exotic cars which have higher profit margins.

         Income generated from finance, insurance, warranty and other miscellaneous expenses decreased from $163,003 for the three months ended March 31, 2001 to $156,605 for the three months ended March 31, 2002, a decrease of $6,398.

         Operating expenses increased from $743,494 for the three months ended March 31, 2001 to $895,177 for the three months ended March 31, 2002, an increase of $151,683. This increase in operating expenses was attributable to certain non-recurring expenses incurred in the reorganization of our company during the first quarter of 2002 as well as expenses associated with the acquisition of C&K Auto Imports and other potential acquisitions. These expenses include legal, audit, consulting fees and other expenses associated with the reorganization and consolidation of C&K Auto Imports into our company. Management intends to continue to seek and make other acquisitions, which should translate into certain economies of scale that will ultimately decrease operating costs and achieve profitability.

         Interest expense decreased from $158,790 for the quarter ended March 31, 2001 to $42,448 for the quarter ended March 31, 2002, a decrease of $116,324 due to a decrease in the average debt outstanding for the three months ended March 31, 2002. The decline is due to the conversion of certain debt to a principal of our company into equity and the overall decrease in interest rates.

         Net loss for the three months ended March 31, 2002 increased from $(59,974) for the quarter ended March 31, 2001 to $(112,256), an increase of $52,282. A portion of the net loss may be attributable to the overall decline in the economy and certain non-reoccurring expenses associated with our reorganization, acquisitions and potential acquisitions.

Year ended December 31, 2001 as compared to year ended December 31, 2000

         Total sales for the year ended December 31, 2000 were $80,101,057 compared to $58,487,423 for the year ended December 31, 2001, a decrease of $21,613,634 or 27%. This decrease is attributable to an overall decline in the economy as a whole and more specifically was exacerbated by the events of September 11, 2001.

         Cost of sales for the period ended December 31, 2000 was $77,517,952 versus $56,719,793 as of December 31, 2001, a decrease of $20,798,159 or 27%.
This decrease is attributable to a decrease in the number of cars sold during the period.

         Gross profit for the period ended December 31, 2000 was $2,583,105 versus $1,767,630 as of December 31, 2001. This decrease of $815,475 or 32% is attributable to an overall decrease in total sales. However, the decrease as a percentage of total sales reflects our retail sales efforts to work on higher profit margins.

         Income generated from finance, insurance, warranty and other miscellaneous expenses as of December 31, 2000 was $266,878 versus $268,413 as of December 31, 2001, an increase of $1,535. This increase is attributable to our ability to obtain better financing sources, and an increased focus on selling ancillary products.

         Operating expenses as of December 31, 2000 were $2,816,286 versus $3,308,230 as of December 31, 2001. This increase of $491,944 or 17% is attributable in part to expenses associated with our reorganization.

         Interest expense as of December 31, 2000 was $262,363 versus $237,512 as of December 31, 2001, a decrease of $24,851. This decrease of 9% may be attributable to a decrease in overall sales and a decrease in inventory which in turn decreased interest expense.

         Net loss as of December 31, 2000 was ($229,203) versus ($1,601,974) for the year ended December 31, 2001. This loss may be attributable in part to the overall decline in the economy, reorganization expense and the write downs of inventory.

LIQUIDITY AND CAPITAL RESOURCES

         At March 31, 2002 we had total stockholders equity of $6,008,915 as compared to stockholders equity of $2,264,575 at December 31, 2001. In addition, our working capital at March, 31, 2002 was approximately $4.4 million as compared to $1.8 million at December 31, 2001. The significant increases in stockholders equity and working capital was a result of the C&K Auto Imports acquisition and a private placement of our class A common stock.

         During the three month period ended March 31, 2002 we received proceeds from the private sale of our class A common stock in the approximate amount of $1.8 million. In addition, subsequent to March 31, 2002 (May 3, 2002), we entered into a securities purchase agreement with Laurus Master Fund, Ltd. Under the agreement we sold Laurus Master Fund, Ltd. a 9% convertible note in an aggregate principal amount of $500,000, convertible into shares of our class A common stock at $3.09 per share. Laurus also received a warrant to purchase 65,000 shares of our common stock exercisable at $3.30 per share.

         In addition, subsequent to March 31, 2002 we received approximately $1,300,000 through the private sale to five investors of an aggregate of 520,000 shares of our common stock and 174,000 common stock purchase warrants exercisable at $6.00 per share.

         We intend to seek additional equity capital which will be used to increase our ability to purchase additional inventory and for future accretive acquisitions. In the future we expect to finance our operations from operating cash flows.

         Accounts receivable increased from $545,071 at December 31, 2001 to $1,812,495 at March 31, 2002, an increase of $1,267,424 due to the acquisition of C&K Auto Imports in January 2002 and its respective receivables, an increase of contracts in transit, and an increase in wholesale and retail receivables related to our return to our core business of retail sales.

         Inventories increased from $2,527,198 at December 31, 2001 to $5,333,384 at March 31, 2002, an increase of $2,806,186. This increase was primarily due to the acquisition of C&K Auto Imports in January 2002.

         Due from related parties increased from $679,828 at December 31, 2001 to $809,930 at March 31, 2002. This increase of $130,102, is mostly due to advances made to a principal shareholder of our company.

         Deposits and other assets increased from $238,502 at December 31, 2001 to $612,381 at March 31, 2002, an increase of $373,879. This increase was prompted by deposits made on potential acquisitions of local area dealers.

         Accounts payable and accrued expenses increased from $624,499 at December 31, 2001 to $2,532,780 at March 31, 2002, an increase of $1,908,281 due to the acquisition of C&K Auto Imports because C&K Auto Imports is primarily an automobile wholesaler. C&K Auto Imports purchases automobiles at auctions or from other dealers with the intent to resell them within days of purchase. Until titles to these automobiles are properly transferred, a short term payable is accrued.

         Amounts due under the revolving floor plan increased from $1,151,819 at December 31, 2001 to $1,997,351 at March 31, 2002, an increase of $845,532. This increase was primarily due to the consolidation of floor plans of Motorcars of South Florida and C&K Auto Imports.

         We anticipate that our cash requirements will continue to increase as we continue to expend substantial resources to build our infrastructure, develop our business plan and establish our sales and marketing network, operations, customer support and administrative organizations. We currently anticipate that available cash resources and cash generated from operations and private financing will be sufficient to meet presently anticipated working capital and capital expenditure requirements for the next twelve months. As of March 31, 2002, there were no commitments for long-term capital expenditures. If we are unable to maintain profitability, or seek further expansion, additional funding will become necessary. No assurances can be given that either equity or debt financing will be available.

         Subsequent to March 31, 2002, we opened a 6,500 square foot showroom in Sunrise, Florida. We expended approximately $100,000 to refurbish the showroom and have provided inventory for our showroom from our Delray Beach location as well as from working capital.

                                    BUSINESS

SUMMARY

         Through our wholly-owned subsidiary, AAG, we currently own and operate Motorcars of South Florida, a dealership with two locations in South Florida, and C&K Auto Imports, a dealership with two locations in New Jersey.

         Our executive offices are located at 2600 South Federal Highway, Delray Beach, Florida 33483. Our telephone number is (561)279-8700 and our website is associatedautomotive.com.

HISTORY

         We were organized as a Florida corporation on November 21, 1997 under the name Uniservice Corp. and subsequently changed our name to Uniservice Corporation. We were formed for the purpose of acquiring Kentucky Foods Chile S.A., the Chilean franchisee of KFC restaurants. On August 4, 1998, we acquired 99.97% of Inversiones e Inmobiliaria Kyoto S.A.'s interest in Kentucky Foods Chile S.A. in a series of transactions in exchange for 1,399,900 shares of our class B common stock. These transactions were effected simultaneously with the initial public offering of 1,400,000 shares of our class A common stock and 1,610,000 warrants to purchase shares of our class A common stock.

         Through our 99% interest in Kentucky Foods Chile, we were the only KFC franchisee in Chile. As of December 31, 2001, we owned and operated 30 KFC restaurants throughout Chile.

         As a result of the disappointing performance of our operations, we made a decision in July 2001 to change our line of business. On January 9, 2002, we completed the acquisition of 100% of the outstanding capital stock of AAG in exchange for 9,367,822 shares of our class A common stock.

         On January 9, 2002, we also completed the sale of substantially all of our previous operating assets including our Kentucky Fried Chicken restaurants. In this transaction, 825,000 shares of the 1,400,000 shares of our class B common stock held by our former president and chairman were canceled, and the balance of 575,000 shares of our class B common stock were converted into shares of our class A common stock on a one for one basis.

         In conjunction with these transactions, which were approved by our shareholders at a special meeting held on December 14, 2001, all of our previous officers and directors resigned their positions and our current officers and directors were elected, and we changed our name to Associated Automotive Group Incorporated.

CURRENT OPERATIONS

         AAG is a holding company which was formed to own and operate various highline and exotic car dealerships, accessory and other automotive businesses throughout the United States. At the time of our acquisition of AAG, its assets consisted primarily of cash, accounts receivable and inventory of highline automobiles which were owned through its subsidiary Motorcars of South Florida located in Delray Beach, Florida. Motorcars of South Florida began business in Florida in 1994 and since its inception it has sought to differentiate itself by only offering the finest late model exotic and highline automobiles. Motorcars of South Florida carries an average inventory of 50 to 55 vehicles.

         Effective January 9, 2002, we acquired 100% of the issued and outstanding capital stock of C&K Auto Imports from an unaffiliated third party in exchange for $500,000 in cash and 750,000 shares of our class A common stock. C&K Auto Imports owns a high-line automobile dealership in Hasbrook Heights, New Jersey, that services the greater New York City Metropolitan area. C&K also owns a high-line automobile wholesale operation and service facility located in Leonia, New Jersey. C&K Auto Imports carries an average inventory of 60 to 70 vehicles.

         In addition, in June 2002, we signed a lease agreement for approximately 6,500 square feet of showroom floor located in Fort Lauderdale, Florida. This lease commenced on June 1, 2002 and continues through June 1, 2007, at approximately $20,000 per month. We currently operate an exotic and highline dealership under our Motorcars brand at this location.

         Proposed acquisitions to acquire the Auto Toy Store, Bache Leasing Corp and the assets of Royal Motors of Atlanta, Inc. were terminated for various reasons.

INDUSTRY

         The automotive retailing industry is highly competitive with respect to price, service, location and selection. With aggregate revenues in excess of $500 billion for franchised dealers alone, the industry is the largest retail market in the United States. Pre-owned vehicle sales in 2000 were estimated at $363 billion, of which $310 billion were generated by franchised and independent dealers and the balance in privately negotiated transactions. Despite the recent consolidation trend, the industry remains highly fragmented, with the top five publicly-traded automotive retailers controlling less than 5% of the new vehicle market. The highline vehicle market niche is even more fragmented, consisting principally of independent dealerships. Industry analysts believe that several economic and industry factors will lead to further consolidation of automotive retailers including the ever increasing capital requirements necessary to operate an automotive dealership and the management succession planning concerns of many current dealers.

         The demand for premium cars continues to grow, with forecasts predicting that the premium segment will grow about 50% by 2010. Based upon our internal research, we believe that the luxury side of the market historically outperforms the overall market in an economic downturn. We also believe that demographics are on the side of the luxury brands. The aging baby boomer generation, who are seeing their children move out and their mortgages paid down, can now splurge on an upscale car or sport utility vehicle. About half of all luxury vehicle sales are leases, compared to approximately 27% for the overall industry, and owners tend to return the car or truck after a two-to-five year period, nearly guaranteeing a future sale.

OUR OPERATING STRATEGY

         We seek to differentiate ourselves by focusing our sales on late model, pre-owned exotic and highline automobiles. By refining and branding the experience of acquiring a luxury vehicle and acquiring additional independent automobile dealerships as well as franchised dealers, our goal is to become the leading operator of automotive retailers in our market segment. We also seek to open additional dealerships under our own brand, Motorcars.

         We believe featuring brand and product diversity, and offering a full line of complimentary automotive related products and services, both in-showroom and online, will allow us to generate incremental revenue increases resulting in higher profitability and thereby permit us to achieve higher levels of customer satisfaction. In addition, by the centralization of administrative functions and marketing strategies, and introduction of a formal training program and incentive- based compensation program for dealership personnel, we believe we can streamline operations, reduce overhead costs and increase overall sales. Our goal is to implement these strategies during the balance of fiscal 2002.

OUR RETAIL OPERATIONS

         We offer a broad selection of makes and models of late model, low mileage previously owned vehicles, including Mercedes-Benz, Porsche, BMW, Range Rover, Jaguar, Ferrari and similar luxury and high performance vehicles. These vehicles generally range in price from $35,000 to $250,000, with factory warranties remaining on 75% to 80% of the vehicles. We generally maintain a pooled inventory of up to approximately 125 vehicles at our dealerships. Because we carry a blended inventory, that comprised of many makes and models, we believe we provide potential customers with the widest selection possible of late model highline and exotic vehicles. In addition, a complete listing of our inventory is available on our web site at www.motorcarsautogroup.com. To enhance our customers confidence in our vehicles, prior to sale all vehicles will have received a full mechanical inspection, passed a comprehensive, 50-point pre-delivery checklist, all manufacturer required services on the vehicle will be up to date and the vehicle will have been detailed. We offer our customers the opportunity to purchase a 24 month extended warranty plan for all vehicles we sell, including those with expired factory warranties.

         Our business model also focuses on the expansion of our Internet sales opportunities. We currently operate a website through Motorcars of South Florida located at www.motorcarsautogroup.com which, through links with eBay.com and autotrader.com, generates approximately one-third of the sales of Motorcars of

South Florida through purchase and sale leads leading to in-store sales. The website generates additional benefits to us, such as supplier/buyer contacts, and the international buyers' market of individuals looking to purchase automobiles in the United States. During the balance of fiscal 2002, we intend to consolidate and expand our retail Internet presence into one comprehensive web site with the following features:

         - Internet Showroom. Using our webcam system, a customer's computer can be turned into a virtual showroom.

         - Pre-qualification System. Our system permits submission of financing applications online for the pre-qualification of prospective customers before a showroom visit.

         - Online Inventory Search. Inventory pooled from our retail locations can be searched online, in our showroom or from the client's home or office, reducing overhead costs and increasing sales potential. Immediate delivery to our nearest dealership can be arranged for any in-stock vehicle.

         - Car Locator System. Even with our extensive inventory, our dealership network may not have the specific vehicle in stock that a prospective client requests. Using our database of hard to find, low mileage luxury or exotic vehicles and our dealer network, we can usually locate the requested vehicle and arrange for the sale and delivery.

         - Guest Book. Interactive guest services will include message boards, news, e-mail based newsletters, and a section where client can list their vehicle for sale.

         - Online Store. All the products in our boutiques and parts departments are also available online.

         - Additional Motorcars Locations. We intend to open new dealership locations, commencing with a location in Fort Lauderdale, under our Motorcars brand.

OUR WHOLESALE OPERATIONS

         Both Motorcars of South Florida and C&K Auto Imports have wholesale divisions where we sell vehicles to other automotive dealers or through auctions. C&K Auto Imports's wholesale division has been wholesaling to other dealers nationwide since 1997 and is located in what has historically been the wholesale and auction capital of the nation for highline automobiles, accounting for approximately 15% of all wholesaled and auctioned automobiles in the United States. Through the acquisition of C&K Auto Imports, we are in the process of consolidating our wholesale buying operations, utilizing the combination of the experienced personnel from our various dealerships who each have in-place wholesale networks to oversee purchasing operations. We anticipate that this consolidation will be complete during the third quarter of fiscal 2002.

SOURCING AND VEHICLE INVENTORY MANAGEMENT

         We acquire our inventory at automobile auctions, on a wholesale basis from other dealers, from private auto sellers and as trade-ins. Trade-ins which meet our internal guidelines are added to our inventory for resale, and vehicles which we believe do not meet our criteria are remarketed through our wholesale network. We believe our buying strategy provides an inventory of makes and models that reflect the tastes of the market and ensures that all dealerships are stocked with top quality vehicles.

         Prior to purchasing a vehicle for inventory, we evaluate it on the basis of its wholesale and reconditioning costs, and, for off-site purchases, we also evaluate its cost of delivery to the dealerships where it will be inventoried. Based upon our experience and success to date in acquiring vehicles from dealers, auctions and other sources, we believe that our current sources of vehicles will continue to be sufficient to meet current needs and to support our planned expansion.

         Our inventory is financed with cash and conventional floor plan financing. We have $2 million of floor plan financing at Motorcars of South Florida and $1 million at C&K Auto Imports.

VEHICLE FINANCING

         We customarily arrange consumer financing, both in the form of conventional installment loans and leases, with third party sources and we currently have relationships with leading banks and first tier financing sources, including South Trust Bank, SunTrust Bank and similar financing sources. Our finance division presently generates income from the financing we provide to our customers through the sale and servicing of the contract receivables we generate. Our arrangements with these third party lenders provides for payment of a fee to us at the time of the financing, and from time to time, we may agree to recourse on certain contracts, in which we agree to pay off the vehicle if the owner defaults, with third-party lenders. In those instances, the purchaser will have put down a substantial down payment, generally 30% to 40%. We do not, however, enter into recourse contracts on a regular basis and our losses from these arrangements have been minimal.

MARKETING AND ADVERTISING

         Our marketing strategies are focused on developing awareness of the advantages of purchasing vehicles from us. We market primarily through print advertisements in highline automotive publications including the Dupont Registry and Robb Report, and television commercials on local cable networks in the South Florida area. During the balance of fiscal 2002, we intend to expand our marketing strategies in national and regional markets to include television advertising on local and regional cable networks including financial and lifestyle channels. We also intend to incorporate a "one to one" marketing approach using e-mail marketing and an Electronic Customer Relations Management system (ECRM). We believe these approaches will be a strategic differentiation for us as it will also permit us to develop and maintain personalized relationships with our customers. We believe that the ECRM is cost- effective way for dealers to utilize technology to more effectively communicate with our customers and prospects helping to build and support loyal, long-standing relationships. ECRM provides Internet-based data management and acquisition services to improve customer retention and increase revenue in vehicle sales and service. We believe the ECRM system will help us communicate with our customers and prospects on a one-to-one basis with reliable, real-time data, creating a single view of our customer across our company including access to integrated customer and vehicle ownership data. We believe that by using knowledge about our customers that is accessed through ECRM, we can deliver personalized service and the right message to the right customer at the right time using the customer's preferred contact channel, whether it be by phone, fax or online.

COMPETITION

         The pre-owned vehicle retail business, including our niche of highline and exotic vehicles, is highly competitive. Our competitors include both franchise and independent dealerships selling the same or similar makes of vehicles as those we offer, and our competitors include companies such as Symbolic Motorcars, Motorcars International, Marshall Goldman Motor Sales & Leasing, Isringhausen Imports and The Collection. We seek to distinguish our company from our competitors by offering top quality vehicles and outstanding, personalized customer service.

REGULATIONS

         We operate in a highly regulated industry. A number of state and federal laws and regulations affect our business. In every state in which we operate, we must obtain various licenses in order to operate our businesses, including dealer, sales, finance and insurance related licenses issued by state regulatory authorities. Numerous laws and regulations govern our conduct of business, including those relating to our sales, operating, financing, advertising and employment practices. These laws and regulations include extensive laws and regulations applicable to pre-owned motor vehicle dealers, as well as a variety of other laws and regulations. These laws also include federal and state wage-hour, anti-discrimination and other employment practices laws.

         Our financing activities with customers are subject to federal truth-in-lending, consumer leasing and equal credit opportunity regulations as well as state and local motor vehicle finance laws, installment finance laws, usury laws and other installment sales' laws. Some states regulate finance fees and charges that may be paid as a result of vehicle sales. Claims arising out of actual or alleged violations of law may be asserted against us or our dealerships by individuals or governmental entities and may expose us to significant damages or other penalties, including revocation or suspension of our licenses to conduct dealership operations and fines.

         Our operations are subject to the National Traffic and Motor Vehicle Safety Act, Federal Motor Vehicle Safety Standards promulgated by the United States Department of Transportation and various state motor vehicle regulatory agencies. The imported automobiles we purchase are subject to United States customs duties and, in the ordinary course of our business we may, from time to time, be subject to claims for duties, penalties, liquidated damages or other charges.

         Our operations involve the use, handling, storage and contracting for recycling and/or disposal of materials such as motor oil and filters, transmission fluids, antifreeze, refrigerants, paints, thinners, batteries, cleaning products, lubricants, degreasing agents, tires and fuel. Consequently, our business is subject to a complex variety of federal, state and local requirements that regulate the environment and public health and safety.

         We believe that we do not have any material environmental liabilities and that compliance with such laws and regulations will not, individually or in the aggregate, have a material adverse effect on our results of operations or financial condition. However, environmental laws and regulations are complex and subject to frequent change. There can be no assurance that compliance with amended, new or more stringent laws or regulations, stricter interpretations of existing laws or the future discovery of environmental conditions at current or future locations will not require additional expenditures by us, or that such expenditures would not be material.

EMPLOYEES

         As of June 30, 2002, we had 15 hourly and salaried employees, including 2 executive level management, and 9 sales employees who worked on a commission basis. None of our employees are subject to a collective bargaining agreement.

PROPERTY

         Effective January 9, 2002, our executive offices and the Motorcars of South Florida's dealership are located at 2600 South Federal Highway, Delray Beach, Florida 33483, where we lease approximately 1.75 acres under two lease agreements at an aggregate base rental rate of $19,000 per month. The lease expires in 2003.

         In addition, in June 2002, we signed a lease agreement for approximately 6,500 square feet of showroom floor located in Fort Lauderdale, Florida. This lease commenced on June 1, 2002 and continues through June 1, 2007, at approximately $20,000 per month. We currently operate an exotic and highline dealership under our Motorcars brand at this location.

LEGAL PROCEEDINGS

         We are not involved in any legal proceedings that we believe will result, individually or in the aggregate, in a material adverse effect upon our financial condition or results of operations. However, on July 3, 2002, CGF Securities, LLC filed a complaint in the circuit court in and for Palm Beach County, Florida to demand the filing of a registration statement covering certain shares of our restricted common stock which were issued under a private placement in which CGF Securities served as placement agent. Pursuant to an agreement with CGF Securities we were obligated to file a registration statement covering the shares included in this registration statement. With the filing of this registration statement the matter should be mute.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF OUR COMPANY

         The following table includes the names, positions held and ages of our executive officers and directors. All directors serve for one year and until their successors are elected and qualify. Directors do not presently receive compensation for their services as directors. Officers are elected by our board of directors and their terms of office are, except as otherwise stated in employment contracts, at the discretion of the board. The following table includes the names, positions held and ages of our executive officers and directors and key employees that were appointed to serve our company effective with the execution of our share exchange agreement with AAG on January 9, 2002.

Name                                 Age              Position
----                                 ---              --------

Barry Tenzer                          69             Chief Executive Officer,
                                                     President and Chairman of
                                                     the Board of Directors

David Jacoby                          35             Chief Financial Officer,
                                                     Vice President and Director

Doron Sauer                           43             Vice President and Director

William Weisman                       43             Director*

* Mr. Weisman resigned effective May 2002.

Key Employees:

Marc Sporn*                           41             General Manager

* Mr. Sporn's employment was terminated on July 15, 2002.

Barry Tenzer, chief executive officer, president and chairman of the board of directors - age 69, has served as an officer and director of our company since January 9, 2002. Mr. Tenzer graduated from Cornell University with a bachelors of arts degree in 1953 and from New York University with an LLB, in 1956. Mr. Tenzer was admitted to the New York Bar Association in 1957 and practiced law in private practice until 1961. Since 1961, Mr. Tenzer has been involved in several public and private corporations, serving in varying capacities, from founder to general partner and from treasurer to chairman and chief executive officer. Mr. Tenzer founded Motorcars of South Florida, in 1994 and has been actively involved in its day to day operations since 1994.

David Jacoby, vice president, chief financial officer and director - age 35 has served as an officer and director of our company since January 9, 2002. Mr. Jacoby graduated from Fairleigh Dickinson University in 1988 with a bachelors degree in business administration. Mr. Jacoby, who has specialized in the exotic and highline automotive market for ten years, joined Motorcars of South Florida at its inception in 1994.

Doron Sauer, vice president and director - has served as an officer and director of our company since January 22, 2002. Mr. Sauer was a member of the Israeli air force from 1976 through 1979 where he gained experience as an aircraft electronic components technician. In 1982, he founded Doctor Auto, a mobile on-call car repair service located in New Jersey. In 1983, Mr. Sauer became involved in the sales of imported European vehicles when he organized Tri Star Auto, a private import company located in New Jersey. In 1985, he and a partner founded C&K Auto Sales, the predecessor to C & K Auto Imports, Inc. Shortly thereafter, he became the principal and sole shareholder of C&K. Mr. Sauer remained the principal and sole shareholder of C&K until he sold C&K to our company in January 2002.

William Weisman, Esq., director - served as a director of our company from January 9, 2002 through May 2002. Mr. Weisman has been a shareholder and practicing attorney with the law firm of Mandel, Weisman & Brodie, P.A. since December 1984. Since 1995, Mr. Weisman has served as president and as a member of the board of directors of Friends of Sandoway House Nature Center, Inc., a non-profit corporation. He served as chairman of the board of directors of Sunniland Bank from 1995 to 1996. Mr. Weisman is a member of the Florida bar.

Key Employees

Marc Sporn - became associated with Motorcars of South Florida in July 2001 and was named general manager in January 2002. Mr. Sporn was terminated effective July 15, 2002. For more than the past five years, Mr. Sporn has been a private investor and entrepreneur.

There are no family relationships among any of our executive officers or directors.

ELECTION OF DIRECTORS

         Each of our directors are elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders or until his or her successor is elected and qualified. Our bylaws permit our board of directors to fill any vacancy. Directors appointed by our board of directors may serve until the next annual meeting of shareholders or until his successor is elected and qualified.

COMMITTEES OF OUR BOARD OF DIRECTORS

         We will appoint independent directors to our board of directors to comply with Nasdaq Marketplace Rules and corporate governance requirements. These individuals will serve on the committees below, as designated by our board of directors.

         Our audit committee formerly consisted of William Weisman. Our audit committee will review the work of the audit staff and direct reports to be prepared. Our audit committee oversees our continuous audit program to protect against improper and unsound practices and to furnish adequate protection for all of our assets and records. Our audit committee also acts as liaison to our independent certified public accountants, and conducts audit work as is necessary and receives written and oral reports from our independent certified public accountants.

         Our compensation and stock option committee formerly consisted of William Weisman. Our compensation and stock option committee will make recommendations with respect to compensation of senior officers and granting of stock options and stock awards.

         We do not have a nominating committee.

APPOINTMENT OF OFFICERS

         Our officers are elected annually by our board of directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of our board of directors. Our officers devote full time to our business.

DIRECTORS' COMPENSATION

         Our non-employee directors are entitled to receive $200 plus expenses for attendance at each meeting of our board of directors, as well as reimbursement of reasonable out-of-pocket expenses incurred in connection with their attendance at the meetings. We intend to purchase directors and officers insurance as soon as practicable to the extent that it is available and cost effective to do so.

APPOINTMENT OF OFFICERS

         Our officers are elected annually by our board of directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of our board of directors. Our officers devote full time to our business.

                             EXECUTIVE COMPENSATION

         The following table sets forth compensation awarded to, earned by or paid to our chief executive officer and each executive officer whose compensation exceeded $100,000 for the year ended December 31, 2001. We did not grant any stock options, restricted stock awards or stock appreciation rights or make any long-term incentive plan payments during 2001. The table reflects the historical compensation paid by AAG and excludes shares of common stock issued pursuant to the share exchange.

                           Summary Compensation Table
                           --------------------------

                                                                Other Annual
Name and Principal Position   Year     Salary($)   Bonus ($)  Compensation ($)
---------------------------   ----     ---------   ---------  ----------------

Barry Tenzer, CEO             2001     $      0           -          (1)
and Chairman                  2000     $      0           -          (1)

David Jacoby, CFO, Vice       2001     $132,738     $10,000          (2)
President and Director        2000     $ 94,200     $10,000          (2)

(1) As of March 31, 2002 advances of $405,804 have been made to Mr. Tenzer.
(2) As of March 31, 2002 advances of $115,569 have been made to Mr. Jacoby.

EMPLOYMENT AGREEMENTS

         Pursuant to our share exchange with AAG, we have assumed the following employment agreements:

David Jacoby: On September 1, 2001, David Jacoby entered into an employment agreement with AAG to serve as vice president for a five year term. In consideration for his services, Mr. Jacoby receives an annual base salary of $150,000 and a $500 per month expense account. In addition, Mr. Jacoby is provided with a company car and health care coverage for himself and his family.

Barry Tenzer: On July 26, 2001, Barry Tenzer entered into an agreement with AAG in connection with AAG's stock purchase of Motorcars of South Florida. Under this agreement Mr. Tenzer, in connection with his duties as chairman, shall receive a monthly expense account of $4,000 through July 2005. In addition, Mr. Tenzer has the exclusive use of two company vehicles through July 2006.

STOCK OPTIONS

         During fiscal year 2001, there were no option or SAR grants to any persons, including any of our executive officers or directors.

INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

         On January 5, 1998, our board of directors and a majority of our shareholders adopted our stock option plan. The purpose of our stock option plan is to increase our employees', advisors', consultants', and directors' proprietary interest in our company, to align more closely their interests with the interests of our shareholders, and to enable us to attract and retain the services of experienced and highly qualified employees and directors. We have reserved an aggregate of 200,000 shares of class A common stock under our stock option plan.

         Our board of directors, or a committee of our board of directors, administers and interprets our stock option plan and is authorized to grant options to all our eligible employees. Our stock option plan includes our officers and directors (whether or not employees). Our stock option plan provides for the granting of incentive stock options (as defined in Section 422 of the Internal Revenue Code), non-statutory stock options and reload options. Options may be granted under our stock option plan on terms and at prices determined by our board of directors, or a committee of our board of directors, except that in the case of an incentive stock option granted to a 10% shareholder, the per share exercise price will not be less than 110% of such fair market value. The aggregate fair market value of the shares covered by incentive stock options granted under our stock option plan that become exercisable by a grantee for the first time in any calendar year is subject to a $100,000 limit.

         The exercise price for any option under our stock option plan may be paid in cash, in shares of class A common stock or other consideration that is acceptable to our board of directors or a committee of our board of directors. If the exercise price is paid in whole or in part in class A common stock, the exercise may result in the issuance of additional options, known as reload options, for the same number of shares of class A common stock surrendered upon the exercise of the underlying option. The reload option would be generally subject to the same provisions and restrictions stated in our stock option plan with respect to the underlying option except as varied by our board of directors or a committee of our board of directors. A reload option enables the optionee to ultimately own the same number of shares as the optionee would have owned if the optionee had exercised all options for cash.

         Options granted under our stock option plan will be exercisable after the period or periods specified in the option agreement. Options granted under our stock option plan are not exercisable after the expiration of five years from the date of grant and are not transferable other than by will or by the laws of descent and distribution. Our stock option plan also authorizes us to make loans to optionees to enable them to exercise their options.

OPTION EXERCISES AND HOLDINGS

         To date, we have not issued any options or SARs to any persons. No options or SARs were exercised or unexercised during fiscal year 2001.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

         As authorized by the Florida Business Corporation Law, our articles of incorporation provides that none of our directors shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

        o any breach of the director's duty of loyalty to our company or its shareholders;
        o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
        o unlawful payments of dividends or unlawful stock redemptions or repurchases;
        o any transaction from which the director derived an improper personal benefit

         This provision limits our rights and the rights of our shareholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any shareholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws.

         Our articles of incorporation further provides for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Florida law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

                              CERTAIN TRANSACTIONS

         On January 9, 2002 we completed the acquisition of AAG. Pursuant to the terms of a share exchange agreement dated January 9, 2002, the shareholders of AAG and its affiliates exchanged their shares of AAG for an aggregate of 9,367,822 shares of our class A common stock.

         Pursuant to a stock purchase agreement dated January 9, 2002, we also completed the sale of substantially all of our operating assets, specifically, 30 Kentucky Fried Chicken restaurants in the Santiago, Chile area. In accordance with the stock purchase, 825,000 of our 1,400,000 class B common shares outstanding held by our former president and chairman were canceled and retired to treasury. The balance of class B common shares (575,000) were converted into class A common stock on a one for one basis.

         The assets of AAG principally consisted of cash, accounts receivable and inventory consisting of high line automobiles. Prior to the acquisition, Messrs. Barry Tenzer and David Jacoby (principal shareholders of AAG) were not affiliated with our company.

         The share exchange and stock purchase have been accounted for as a recapitalization of the accounting acquirer. Accordingly, our company has been accounted for as the successor to AAG.

         At March 31, 2002 we had advances to shareholders of $809,930. These advances were made to our officers, of which $405,804 was to Barry Tenzer, $288,557 was to Doron Sauer and $115,569 was to David Jacoby. There are no terms of repayment.

         On July 22, 2002 a Schedule 13D was filed by Del Ray Beach Properties, LLC relating to the beneficial ownership of certain shares of common stock of Associated Automotive Group Incorporated held by Barry Tenzer, our chief executive officer. Del Ray Beach Properties has filed the Schedule 13D pursuant to a claim that it has exercised an option to purchase certain shares of common stock held by Mr. Tenzer. Mr. Tenzer has denied the validity of the claim.

         William Weisman, a former member of board of directors, has provided legal services to AAG and its subsidiaries.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information known to us, as of the date of this prospectus, relating to the beneficial ownership of shares of common stock by: each person who is known by us to be the beneficial owner of more than five percent of the outstanding shares of common stock; each director; each executive officer; and all executive officers and directors as a group.

         Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of Associated Automotive Group Incorporated, 2600 South Federal Highway, Delray Beach, Florida 33483.

         We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them.

         Under securities laws, a person is considered to be the beneficial owner of securities owned by him, his spouse and others to whom the law attributes ownership, as well as securities that can be acquired by him within 60 days from the date of this prospectus, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the date of this prospectus, have been exercised or converted.

                                            Total Number           Percentage
         Name and Address                 of Shares Owned         of Ownership
         ----------------                 ---------------         ------------

         Barry Tenzer                          4,758,165*              37.4%

         David Jacoby                            886,955                7.0%

         Doron Sauer                             750,000                5.9%


         Officers and Directors                6,395,120               50.3%
         as a Group (3 persons)


* On July 22, 2002 a Schedule 13D was filed by Del Ray Beach Properties, LLC ("DRBP") relating to the beneficial ownership of certain shares of common stock of Associated Automotive Group Incorporated held by Barry Tenzer, our chief executive officer. DRBP has filed the Schedule 13D pursuant to a claim that it has exercised an option to purchase certain shares of common stock held by Mr. Tenzer. Mr. Tenzer has denied the validity of the claim.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 82,000,000 shares of common stock, $.0001 par value per share and 5,000,000 shares of blank check preferred stock, $.001 par value. Our common stock consists of 80,000,000 shares of class A common stock and 2,000,000 shares of class B common stock. There are no shares of class B common stock outstanding and we do not intend to issue any class B shares in the future. In addition, we currently have outstanding publically traded common stock purchase warrants to purchase 1,610,000 shares of our common stock and additional common stock purchase warrants to purchase an aggregate of 294,000 shares of our common stock. As of the date of this prospectus, there are 12,722,822 shares of class A common stock issued and outstanding, which are held of record by approximately 350 holders.

CLASS A COMMON STOCK

         Holders of our common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

         Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are, and the shares underlying all option and warrants will be, duly authorized, validly issued, fully paid an non-assessable upon our issuance of these shares.

CLASS B COMMON STOCK

         Our articles of incorporation authorizes the issuance of 2,000,000 shares of class B preferred stock. There are currently no shares of class B common stock issued nor outstanding. We do not intend to issue shares of class B common stock in the future. Class B common stock are entitled to ten votes per for each share of class B common stock on all matters to be voted on by our shareholders. Holders of class B common stock have the right to transfer or sell shares of class B common stock, and/or convert shares of class B common stock into shares of class A common stock on a one share for one share basis.

PREFERRED STOCK

         We are authorized to issue up to 5,000,000 shares of preferred stock from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions as are determined by our board of directors. No share are issued nor outstanding.

COMMON STOCK PURCHASE WARRANTS

         We have outstanding 1,610,000 publically traded common stock purchase warrants. Each warrant entitles the holder to purchase until August 2, 2003, one share of our class A common stock at an exercise price of $4.00. These warrants were originally exercisable at $6.00. However, effective June 23, 2000, under a resolution by our board of directors, the exercise price of these warrants have been reduced to $4.00.

         The warrants are subject to redemption at any time. To redeem any warrant we must provide 30 days written notice. All warrants are redeemable at $.25 per warrant provided that the closing sale price, or if none, the closing bid price of the common stock is $7.00 per share for thirty consecutive trading days. Holders of warrants shall have exercise rights until the close of the business day preceding the date fixed for redemption.

         Each of the warrants entitles the registered holder to purchase one share of class A common stock. The warrants are exercisable at a price of $4.00. The warrants are entitled to the benefit of adjustments in their exercise prices and in the number of shares of class A common stock or other securities deliverable upon the exercise of the warrants in the event of:

         o        stock dividend;
         o        stock split;
         o        reclassification;
         o        reorganization; and
         o        consolidation or merger.

         Warrant holders do not have any voting or any other rights as our shareholders.

         We may not redeem our warrants at any time that a current registration statement under the Act covering the shares of class A common stock issuable upon exercise of the warrants is not then in effect. Additionally, the issuance of these shares to the holder must be registered, qualified or exempt under the laws of the state in which the holder resides.

OTHER WARRANTS

         On January 10, 2002, we issued a common stock purchase warrant to purchase 55,000 shares of common stock exercisable at $.05 per share. This warrant is exercisable until January 10, 2005. The warrant was issued pursuant to the share exchange.

         We also have outstanding 174,000 common stock purchase warrants which entitle the holder to purchase until August 2004 one share of our Class A common stock at an exercise price of $3.50. The warrants are callable at $.0001 per share if our Class A common stock trades at or above $4.50 per share for a period of ten consecutive days.

LAURUS CONVERTIBLE NOTE AND WARRANT

         On May 3, 2002, we issued the Laurus Master Fund, Ltd. a 9% convertible note in an aggregate principal amount of $500,000, convertible into shares of the Company's class A common stock at $3.09 per share. The convertible note was issued pursuant to a Securities Purchase Agreement. Our obligations under the convertible note are secured by a security interest in our property and inventory. In addition, we issued Laurus a warrant to purchase 65,000 shares of our class A common stock, exercisable for a period of two years, at $3.30 per share as described above.

TRANSFER AGENT AND REGISTRAR

         The transfer agent for our common stock common stock purchase warrants is Computershare Investor Services. Its address is Legal Department, 12039 West Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228, and its telephone number is (303) 262-0600.

REPORTS TO SECURITY HOLDERS

         We intend to furnish our stockholders with annual reports containing audited financial statements. We may disseminate such other unaudited interim reports to security holders as we deem appropriate.

                            SELLING SECURITY HOLDERS

         This prospectus relates to periodic offers and sales of up to 2,165,057 shares of class A common stock by the selling security holders listed and described below and their pledgees, donees and other successors in interest. The following table sets forth:

        o         the name of each selling security holder,
        o         the number of shares owned, and
        o the number of shares being registered for resale by each selling security holder.

         We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. All of the shares being registered for resale under this prospectus for the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares being offered hereby that will be held by the selling security holders upon termination of any offering made hereby. We have, therefore, for the purposes of the following table assumed that the selling security holders will, if applicable, exercise the options described below, and sell all of the shares owned by them which are being offered hereby, but will not sell any other shares of our class A common stock that they presently own. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of any security or other right. The information as to the number of shares of our class A common stock owned by each selling security holder is based upon the information contained in a record list of our shareholders as of June 30, 2002.

                                                               Percentage                              Shares to       Percentage
                                             Number of        Owned Before         Shares               be Owned          Owned
Selling Security Holder                    Shares Owned         Offering       to be Offered         After Offering  After Offering
-----------------------                    ------------       ------------     -------------         --------------  --------------
Artifaqs, Inc.                                  103,637              *               103,637                0               -
ACIBAR Holdings, Ltd.                            88,600              *                88,600                0               -
Elliott J. Brody Revocable Trust                 29,534              *                29,534                0               -
CCSI USA, Inc.                                   59,067              *                59,067                0               -
Carnes Investment Foundation                     88,600              *                88,600                0               -
Alan Cohen                                       14,767              *                14,767                0               -
FMS Distributors, Inc.                           73,833              *                73,833                0               -
Generation Capital Associates                    44,300              *                44,300                0               -
Glen Gold                                        14,767              *                14,767                0               -
Lester Grayson and Iris Grayson                  14,767              *                14,767                0               -
Stanley Green and Adrienne Green                 14,767              *                14,767                0               -
Ronald Grudberg                                  29,534              *                29,534                0               -
Hyperion Partners Corp. (1)                      55,000              *                55,000                0               -
Edward Haymes                                     7,384              *                 7,384                0               -
Vanessa P. Isen Trust (2)                        29,534              *                29,534                0               -
Isen Revocable Trust (2)                         73,834              *                73,934                0               -
Michael Jacobs                                   14,767              *                14,767                0               -
Frank Joy (3)                                    59,067              *                59,067                0               -

                                                               Percentage                              Shares to       Percentage
                                             Number of        Owned Before         Shares               be Owned          Owned
Selling Security Holder                    Shares Owned         Offering       to be Offered         After Offering  After Offering
-----------------------                    ------------       ------------     -------------         --------------  --------------
KSH Investment Group, Inc.                       88,600              *                88,600                0               -
Gary J. Kerner                                   14,767              *                14,767                0               -
Robert Klein, M.D.                               14,767              *                14,767                0               -
Jerome Levitt and Ellen Levitt                   14,767              *                14,767                0               -
Danette M. Marks                                 14,767              *                14,767                0               -
Theodore Netsky                                 118,135              *               118,135                0               -
Robert Prag                                      59,067              *                59,067                0               -
Rockland Renal Retirement Trust (4)              11,814              *                11,814                0               -
Dean H. Roller, M.D.                             14,767              *                14,767                0               -
Michael Rothbaum                                 29,534              *                29,534                0               -
Ronald Shapes                                    59,067              *                59,067                0               -
T&D Construction Profit Sharing Plan             14,767              *                14,767                0               -
Peter Tafeen                                    147,667           1.2%               147,667                0               -
Laurus Master Fund, Ltd.(5)                     226,812           1.8%               226,812                0               -
Karin Silva                                     200,000              *               200,000                0               -
Roger Scommegna                                 140,000              *               140,000                0               -
Randall Scott Trust                              40,000              *                40,000                0               -
Austin Croshere                                  40,000              *                40,000                0               -
Wolff Family Trust                              100,000              *               100,000                0               -
                                              ---------                            ---------

     Total                                    2,165,057                            2,165,057
                                              =========                            =========

*    represents less than 1%

(1) Represents 64,324 shares of common stock underlying a warrant exercisable at $.05 per share.
(2) Mr. Theodore Netzky is the trustee. The number of shares owned of record by Mr. Netzky individually includes 29,534 shares held by the Vanessa P. Isen Trust and 73,834 shares held by the Isen Revocable Trust for which Mr. Netzky serves as trustee, and assumes that each of the trusts sell all of those shares under this prospectus.
(3)      Includes 44,300 shares held by the Frank Joy IRA Rollover.
(4)      Mr. Steven Yablon is the trustee.
(5) Includes up to 161,812 shares of common stock underlying a 9% convertible note and 65,000 shares of common stock underlying a warrant exercisable at $3.30 per share.

         None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section. To our knowledge none of these firms or individuals have any arrangement with any person to participate in the distribution of such securities.

         We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling security holders.

                              PLAN OF DISTRIBUTION

         The shares covered by this prospectus may be distributed from time to time by the selling security holders in one or more transactions. Our shares trading on the Nasdaq SmallCap Market under the symbol AAGI.

         Shares may be sold in ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.

         In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

         At the time a particular offer of the securities is made by or on behalf of a selling security holder, to the extent required, a prospectus is to be delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling security holder, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         We have told the selling security holders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. We have advised each of the selling security holders of the restrictions imposed under Regulation M. We have also told the selling security holders of the need for delivery of copies of this prospectus in connection with any sale of securities that are registered by this prospectus.

                         SHARES ELIGIBLE FOR FUTURE SALE

         On the date of this prospectus, we have 12,722,822 shares of common stock issued and outstanding. Approximately 2,060,000 shares of our currently outstanding common stock and all of the shares covered by this prospectus are freely tradeable without restriction or further registration under the Securities Act, except for any shares held or purchased by an affiliate. This does not include shares that may be issued upon exercise of warrants publically traded warrants.

         Any shares not covered by this prospectus or a future registration statement will be restricted securities, and will become eligible for public sale at various times, provided the requirements of Rule 144 are complied with.

In general, Rule 144 permits a shareholder who has owned restricted shares for at least one year, to sell without registration, within a three month period, up to one percent of our then outstanding common stock. We must be current in our reporting obligations in order for a shareholder to sell shares under Rule 144. In addition, shareholders other than our officers, directors or 5% or greater shareholders who have owned their shares for at least two years, may sell them without volume limitation or the need for our reports to be current.

         We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of our shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could negatively effect market prices for our common stock and could damage our ability to raise capital through the sale of our equity securities.

                                  LEGAL MATTERS

         The validity of the securities offered by this prospectus will be passed upon for us by Adorno & Yoss, P.A., 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301. Adorno & Yoss, P.A. own approximately 60,000 shares of our common stock.

                                     EXPERTS

         The consolidated financial statements of Associated Automotive Group, Inc. and subsidiary for the year ended December 31, 2001, included in this prospectus, have been audited by Spear, Safer, Harmon & Co., independent certified public accountants, in reliance upon their report given upon their authority as experts in auditing and accounting.

         The financial statements of Motor Cars of South Florida, Inc. for the year ended December 31, 2000, included in this prospectus, have been audited by Goldstein, Schechter, Price, Lucas, Horwitz & Co., P.A., independent certified public accountants, in reliance upon their report given upon their authority as experts in auditing and accounting.

         The financial statements of C&K Auto Imports, Inc. for the years ended December 31, 2001 and December 31, 2000, included in this prospectus, have been audited by Golf & Wrobleski CPA's, LLP, independent certified public accountants, in reliance upon their report given upon their authority as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations.

For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement, and these statements are qualified in their entirety by reference to the contract or document.

         The registration statement, including all exhibits, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549, and at the SEC's regional offices located at 223 Broadway, New York, New York 10279 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials may also be obtained from the SEC's Public Reference at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval system, and are publicly available through the SEC's website located at http://www.sec.gov. Following the effective date of the registration statement relating to this prospectus, we will become subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will file quarterly and annual financial reports and other information with the SEC.

           ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES

                          PRO FORMA INFROMATION FOR THE
                     YEAR ENDED DECEMBER 31, 2001 AND 2000

                                                                                                  Page
                                                                                                  ----

Proforma Consolidated Balance Sheets
  For the Year Ended December 31, 2001 .....................................................      F-1

Proforma Consolidated Statement of Operations
  For the Year Ended December 31, 2001 .....................................................      F-2

Proforma Consolidated Balance Sheets
  For the Year Ended December 31, 2000......................................................      F-3

Proforma Consolidated Statement of Operations
  For the Year Ended December 31, 2000......................................................      F-4

Notes to Pro Forma Financial Statements.....................................................      F-5-F-6


                               Associated Automotive Group Incorporated and Subsidiaries
                                          Proforma Consolidated Balance Sheets
                                                    12/31/01


                                                              Audited         Audited                           Unaudited
                                                              -------         -------                           ---------
                                                             Associated                                          Proforma
                                                             Automotive                                        Consolidated
                                                             Group,Inc.                         Adjustments   Balance Sheet
                                                             before C&K         C&K                 and
                                                            Acquisition    Auto Imports        Eliminations       Total
                                                            -----------    ------------        ------------       -----
Assets
  Cash, net                                                 $    36,562     $   819,729                        $   856,291
  Accounts Receivable, net                                      545,071         847,759                          1,392,830
  Other receivables                                               5,985                                              5,985
  Inventories                                                 2,527,198       1,524,048                          4,051,246
  Due from related parties                                      679,828                                            679,828
  Prepaid expenses                                               43,987                                             43,987
                                                            --------------------------------------------------------------
                 Total Current Assets                         3,838,631       3,191,536                   -      7,030,167

  Property and Equipment, Net                                   229,878          17,884                            247,762
  Goodwill                                                            -               -             819,510        819,510
  Deposits and other assets                                     238,502          21,925                            260,427

                                                            --------------------------------------------------------------
                     Total Assets                           $ 4,307,011     $ 3,231,345         $   819,510    $ 8,357,866
                                                            ==============================================================

Liabilities
  Accounts payable and accrued expenses                     $   624,499     $   688,550                        $ 1,313,049
  Notes payable - floor plan                                  1,151,819         832,312                          1,984,131
  Bank loan payable                                              85,000                                             85,000
  Current portion of capital lease obligations                    8,147                                              8,147
  Customer deposits                                             165,499                                            165,499

                                                            --------------------------------------------------------------
              Total Current Liabilities                       2,034,964       1,520,862                   -      3,555,826

Obligations under capital lease, net of
current portion                                                   7,472                                              7,472
Long term debt                                                                   23,536                             23,536
Due to officers                                                                 873,596            (873,596)             -
                                                            --------------------------------------------------------------
             Total Long Term Liabilities                          7,472         897,132            (873,596)        31,008

Stockholders' Equity
ORIGINAL CAPITAL STRUCTURE
  Class A, Common stock; $.001 par value, 50,000,000
  shares authorized; 6,016,665  issued and outstanding            5,267          75,000             (80,267)             -
  Preferred stock; $.0001 par value, 15,000,000 shares
  authorized and un-issued
  Additional paid-in capital                                  6,380,284                          (6,380,284)             -
CAPITAL STRUCTURE AS PROFORMA
  Class A, Common stock; $.0001 par value, 80,000,000 shares
  authorized; 12,202,822  issued and outstanding                                                      1,220          1,220
  Class B, Common stock; $.001 par value, 2,000,000 shares
  authorized and un-issued
  Preferred stock; $.0001 par value, 5,000,000 shares
  authorized and un-issued
  Additional paid-in capital                                                                      8,890,788      8,890,788
  Accumulated Deficit                                        (4,120,976)        738,351            (738,351)    (4,120,976)
                                                            --------------------------------------------------------------
    Total Stockholder's Equity                                2,264,575         813,351           1,693,106      4,771,032

    Total Liabilities and Stockholders' Equity              $ 4,307,011     $ 3,231,345         $   819,510    $ 8,357,866
                                                            ==============================================================

                                        Associated Automotive Group Incorporated and Subsidiaries
                                              Proforma Consolidated Statement of Operations
                                                   For the Year Ended December 31, 2001



                                                   Audited            Audited            Unaudited         Unaudited
                                                   -------            -------            ---------         ---------
                                                 Associated                                                Proforma
                                                 Automotive                                              Consolidated
                                                 Group,Inc.                             Adjustments      Balance Sheet
                                                 before C&K             C&K                  and
                                                 Acquisition       Auto Imports         Eliminations          Total
                                                 -----------       ------------         ------------          -----
Sales
  Retail                                        $ 18,578,546      $ 23,405,327                            $ 41,983,873
  Wholesale                                       16,503,550                                                16,503,550
                                              ------------------------------------------------------------------------
                                                  35,082,096        23,405,327                  -           58,487,423
                                              ------------------------------------------------------------------------

Cost of Sales
  Retail                                          17,917,348        22,508,496                            $ 40,425,844
  Wholesale                                       16,293,949                                                16,293,949
                                              ------------------------------------------------------------------------
                                                  34,211,297        22,508,496                  -           56,719,793
                                              ------------------------------------------------------------------------

Gross Profit                                         870,799           896,831                  -            1,767,630

Finance, Insurance, Warranty and
Other Income, net                                    268,413                 -                                 268,413
                                              ------------------------------------------------------------------------


Income From Operations Before Operating
Expenses and Interest Expense                      1,139,212           896,831                  -            2,036,043

Operating Expenses                                 2,593,475           714,755                               3,308,230
                                              ------------------------------------------------------------------------

Income (Loss) From Operations                     (1,454,263)          182,076                  -           (1,272,187)

Other Expenses:
Interest Expense                                    (170,934)          (66,578)                               (237,512)
Loss on worthless securities write-off               (90,000)                -                                 (90,000)
                                              ------------------------------------------------------------------------
                                                    (260,934)          (66,578)                 -             (327,512)

Income (Loss) Before Income Taxes                 (1,715,197)          115,498                              (1,599,699)

Income Taxes                                                            (2,275)                                 (2,275)

                                              ------------------------------------------------------------------------
Net Income (Loss)                               $ (1,715,197)     $    113,223                $ -         $ (1,601,974)
                                              ========================================================================


                               Associated Automotive Group Incorporated and Subsidiaries
                                          Proforma Consolidated Balance Sheets
                                                         12/31/00


                                                              Audited        Audited                            Unaudited
                                                              -------        -------                            ---------
                                                                                                                Proforma
                                                             Motorcars                                        Consolidated
                                                                of                             Adjustments    Balance Sheet
                                                               South           C&K                 and
                                                              Florida      Auto Imports        Eliminations       Total
                                                              -------      ------------        ------------       -----
Assets
  Cash, net                                                 $     73,699    $   452,598                         $   526,297
  Restricted cash                                                 36,530    $         -                              36,530
  Accounts Receivable, net                                     1,285,003        851,331                           2,136,334
  Other receivables                                                                                                       -
  Inventories                                                  3,819,712      1,590,114                           5,409,826
  Due from related parties                                       107,884                                            107,884
  Prepaid expenses                                                44,244                                             44,244
                                                            ---------------------------------------------------------------
                Total Current Assets                           5,367,072      2,894,043                   -       8,261,115

  Property and Equipment, Net                                    328,023         19,787                             347,810
  Goodwill                                                                                          819,510         819,510
  Deposits and other assets                                      111,129         21,945                             133,074

                                                            ---------------------------------------------------------------
                    Total Assets                            $  5,806,224    $ 2,935,775           $ 819,510     $ 9,561,509
                                                            ===============================================================

Liabilities
  Accounts payable and accrued expenses                     $    991,054    $   521,246                         $ 1,512,300
  Notes payable - floor plan                                   1,932,093                                          1,932,093
  Bank loans payable                                                            828,312                             828,312
  Current portion of capital lease obligations                     8,002                                              8,002
  Customer deposits                                               58,094                                             58,094

                                                            ---------------------------------------------------------------
              Total Current Liabilities                        2,989,243      1,349,558                   -       4,338,801

Obligations under capital lease, net of
current portion                                                                       -
Long term debt                                                    14,394         39,352                              53,746
Due to officers                                                  100,000        816,737            (816,737)        100,000
                                                            ---------------------------------------------------------------
             Total Long Term Liabilities                         114,394        856,089            (816,737)        153,746

Stockholders' Equity
ORIGINAL CAPITAL STRUCTURE
  Common stock; $1.00 par value, 100 shares
  authorized issued and outstanding                                  100         75,000             (75,100)              -
  Additional paid-in capital                                   5,108,266                         (5,108,266)              -
CAPITAL STRUCTURE AS PROFORMA
  Class A, Common stock; $.0001 par value, 80,000,000
  shares authorized; 12,202,822  issued and outstanding                                               1,220           1,220
  Class B, Common stock; $.001 par value, 2,000,000
  shares authorized and un-issued
  Preferred stock; $.0001 par value, 5,000,000 shares
  authorized and un-issued
  Additional paid-in capital                                                                      7,473,521       7,473,521
  Accumulated Deficit                                         (2,405,779)       655,128            (655,128)     (2,405,779)
                                                            ---------------------------------------------------------------
    Total Stockholder's Equity                                 2,702,587        730,128           1,636,247       5,068,962

                                                            ---------------------------------------------------------------
    Total Liabilities and Stockholders' Equity              $  5,806,224    $ 2,935,775           $ 819,510     $ 9,561,509
                                                            ===============================================================

                                      F-3


                                            Associated Automotive Group Incorporated and Subsidiaries
                                                  Proforma Consolidated Statement of Operations
                                                       For the Year Ended December 31, 2000



                                                   Audited           Audited               Unaudited       Unaudited
                                                   -------           -------               ---------       ---------
                                                                                                            Proforma
                                                  Motorcars                                               Consolidated
                                                     of                                   Adjustments     Balance Sheet
                                                    South               C&K                    and
                                                   Florida         Auto Imports           Eliminations        Total
                                                   -------         ------------           ------------        -----
Sales
  Retail                                        $ 25,030,825      $ 21,775,605                             $ 46,806,430
  Wholesale                                       33,294,627                                                 33,294,627
                                              -------------------------------------------------------------------------
                                                  58,325,452        21,775,605                    -          80,101,057
                                              -------------------------------------------------------------------------

Cost of Sales
  Retail                                          23,915,190        20,909,221                             $ 44,824,411
  Wholesale                                       32,693,541                                                 32,693,541
                                              -------------------------------------------------------------------------
                                                  56,608,731        20,909,221                    -          77,517,952
                                              -------------------------------------------------------------------------

Gross Profit                                       1,716,721           866,384                    -           2,583,105

Finance, Insurance, Warranty and
Other Income, net                                    266,878                 -                                  266,878
                                              -------------------------------------------------------------------------


Income From Operations Before Operating
Expenses and Interest Expense                      1,983,599           866,384                    -           2,849,983

Operating Expenses                                 2,136,487           679,799                                2,816,286
                                              -------------------------------------------------------------------------

Income (Loss) From Operations                       (152,888)          186,585                    -              33,697

Other Expenses:
Interest Expense                                    (171,577)          (90,786)                                (262,363)
Loss on worthless securities write-off                                       -                                        -
                                              -------------------------------------------------------------------------
                                                    (171,577)          (90,786)                   -            (262,363)

Income (Loss) Before Income Taxes                   (324,465)           95,799                                 (228,666)

Income Taxes                                                              (537)                                    (537)

                                              -------------------------------------------------------------------------
Net Income (Loss)                               $   (324,465)     $     95,262                  $ -        $   (229,203)
                                              =========================================================================

                    Associated Automotive Group Incorporated
                      Consolidated Pro Forma Balance Sheets
                    and Consolidated Statement of Operations

                     Notes to Pro Forma Financial Statements
                                   (Unaudited)


Motorcars of South Florida, Inc. operates an automobile dealership located in South Florida. Motorcar's principal business is the retail and wholesale sales of pre-owned luxury automobiles.

C & K Auto Imports, Inc. operates an automobile dealership located in New Jersey. C & K's principal business is retail and wholesale sales of quality high-line and exotic pre-owned automobiles.

Associated Automotive Group, Inc. is in the business of identifying and acquiring companies that operate in the automotive industry. Associated Automotive Group, Inc. acquired a wholly owned interest in Motorcars of South Florida, Inc. in July 2001 and C&K Auto Imports, Inc. in January 2002. On January 9, 2002 Associated Automotive Group, Inc. was acquired by Associated Automotive Group Incorporated (formerly Uniservice Corporation) whereby the acquisition was accounted for as a recapitalization of the accounting survivor.

Associated Automotive Group Incorporated is a holding company, formerly named Uniservice Corporation.

Restricted Cash Cash includes funds from the sales proceeds relating to vehicles financed under the Company's floor plan agreement. These funds, by agreement, are required to be remitted to the bank.

Inventories Automobiles are valued at the lower of cost or market. The cost of automobiles is determined on a specific unit basis.

Property and Equipment Property and equipment are stated at cost. Depreciation is computed on the straight-line method over the assets estimated useful lives ranging from 3 to 7 years. Leasehold improvements are amortized over the shorter of their useful lives of the term of the lease. The cost of repairs and maintenance is charged to expense as incurred. Significant renewals and betterments are capitalized.

Investment Marketable equity securities are accounted for as trading securities and are stated at market value with unrealized gains and losses accounted for in current operations.

Revenue Recognition Revenue from the sale of vehicles is recognized when title is transferred to the customer. Finance, insurance and warranty revenues are recognized upon the sale of the finance, insurance or warranty contracts.

Advertising Advertising costs are charged to operations in the year incurred.

Income Taxes No provision for income tax expense or benefit has been provided herein.

                 Associated Automotive Group Incorporated (AAG)
        Pro Forma Consolidated Balance Sheets and Statement of Operations

               Notes to Pro Forma Financial Statements (Continued)
                                   (Unaudited)



Historical Information

In January 2001, following approval of the shareholders of Associated Automotive Group Incorporated (AAGI), the following transactions occurred:

AAGI entered into a share exchange agreement with Associated Automotive Group, Inc. and AAGI simultaneously sold its Chilean subsidiaries to Ricardo Vilensky (or his affiliates) pursuant to a stock purchase agreement. A change in the control of AAGI occurred due to the share exchange. The share exchange and stock purchase are accounted for as a recapitalization of the accounting acquirer. Accordingly, AAGI has been accounted for as the successor to Associated Automotive Group, Inc. In addition, effective January 9, 2002, Associated Automotive Group, Inc. acquired all of the outstanding common stock of C&K Auto Imports, Inc. pursuant to the terms of the Stock Purchase Agreement. AAGI is recapitalized by increasing its authorized capital stock from 30,000,000 shares to 87,000,000 shares and increasing authorized class A common stock to 80,000,000 shares.

Explanation of Pro Forma Financial Presentation

The preceding consolidated pro forma unaudited balance sheets and consolidated statement of operations present a series of transactions that occurred subsequent to December 31, 2001 and December 31, 2000.

The pro forma consolidated balance sheets of AAGI as of December 31, 2001 and 2000 reflects the Goodwill on the acquisition of C&K Auto Imports, Inc., as if this acquisition had occurred on January 1, 2001 and January 1, 2000 respectively.

The pro forma consolidated balance sheets of AAGI also reflects the elimination of the capital accounts, due to shareholder and retained earnings of C&K Auto Imports, Inc. on consolidation as if this consolidation had taken place as of January 1, 2001 and January 1, 2000 respectively.

The pro forma consolidated statement of operations reflects the combined operations of Motorcars of South Florida, Inc. and C&K Auto Import, Inc. as if AAGI had acquired these companies as of January 1, 2001 and January 1, 2000 respectively.

                MARCH 31, 2002 FINANCIAL INFORMATION (UNAUDITED)

            ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES

                                                                                                  Page
                                                                                                  ----
Financial Statements for March 31, 2002 (Unaudited)..........................................     F-7

Consolidated Balance Sheet...................................................................     F-8

Consolidated Statements of Operations........................................................     F-9

Consolidated Statements of Stockholders' Equity..............................................     F-10

Consolidated Statements of Cash Flows........................................................     F-11-F-12

Notes to Consolidated Financial Statements...................................................     F-13-F-14

                MARCH 31, 2002 FINANCIAL INFORMATION (UNAUDITED)

            ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES


              Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission"). Although the Company believes the disclosures made are adequate to make the information presented not misleading and, in the opinion of management, all adjustments have been reflected which are necessary for a fair presentation of the information shown and the accompanying notes, these condensed unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2001. The results for the three months ended March 31, 2002 are not necessarily indicative of the results of operations for a full year or of future periods.

            ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES
                           Consolidated Balance Sheets
                      March 31, 2002 and December 31, 2001



                            A S S E T S                                    March 31, 2002            December 31, 2001
                                                                          ----------------            ----------------
                                                                            (Unaudited)
Current Assets:
   Cash, net                                                              $        901,447            $         36,562
   Accounts receivable, net                                                      1,812,495                     551,056
   Inventories                                                                   5,333,384                   2,527,198
   Due from related parties                                                        809,930                     679,828
   Prepaid expenses                                                                 81,736                      43,987
                                                                          ----------------            ----------------

         Total Current Assets                                                    8,938,992                   3,838,631

Property and Equipment, net                                                        231,446                     229,878
Goodwill                                                                           819,510                           -
Deposits and other assets                                                          612,381                     238,502
                                                                          ----------------            ----------------

                                                                          $     10,602,329            $      4,307,011
                                                                          ================            ================

               LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable and accrued expenses                                  $      2,532,780                     624,499
   Notes payable - floor plans                                                   1,997,351                   1,151,819
   Bank loan payable                                                                     -                      85,000
   Customer deposits                                                                20,024                     165,499
                                                                          ----------------            ----------------

         Total Current Liabilities                                               4,550,155                   2,026,817
                                                                          ----------------            ----------------

Long-Term Debt                                                                      43,259                      15,619
                                                                          ----------------            ----------------

Commitments and Contingencies

Stockholders' Equity:
   Class A, Common stock; $.0001 par value,
      80,000,000 shares authorized,
      12,202,822 shares issued and outstanding                                       1,220                       5,267
   Class B, Common stock; $.001 par value,
      2,000,000 shares authorized and un-issued                                          -                           -
   Preferred stock; $.0001 par value
     15,000,000 shares authorized and un-issued                                          -                           -
   Additional paid-in capital                                                   10,240,927                   6,380,284
   Accumulated deficit                                                          (4,233,232)                 (4,120,976)
                                                                          ----------------            ----------------

         Total Stockholders' Equity                                              6,008,915                   2,264,575
                                                                          ----------------            ----------------

                                                                          $     10,602,329            $      4,307,011
                                                                          ================            ================

The accompanying notes are an integral part of these consolidated financial statements.

            ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES

                      Consolidated Statements of Operations

               For the Three Months Ended March 31, 2002 and 2001

                                                                 2002                       2001                      2001
                                                          -----------------           -----------------         ----------------
                                                              (Unaudited)               (Unaudited)               (Pro Forma)
Sales:
   Retail                                                 $      10,782,530           $       5,545,275         $     11,988,244
   Wholesale                                                      6,457,776                   6,838,484                7,000,957
                                                          -----------------           -----------------         ----------------

                                                                 17,240,306                  12,383,759               18,989,201
                                                          -----------------           -----------------         ----------------

Cost of Sales:
   Retail                                                        10,307,040                   5,281,073               11,712,579
   Wholesale                                                      6,264,502                   6,766,554                6,597,315
                                                          -----------------           -----------------         ----------------

                                                                 16,571,542                  12,047,627               18,309,894
                                                          -----------------           -----------------         ----------------

Gross Profit                                                        668,764                     336,132                  679,307

Finance, Insurance, Warranty and
  Other Income, net                                                 156,605                      71,650                  163,003
                                                          -----------------           -----------------         ----------------

Income From Operations Before Operating
   Expenses and Interest Expense                                    825,369                     407,782                  842,310

Operating Expenses                                                  895,177                     469,451                  743,494
                                                          -----------------           -----------------         ----------------

(Loss) Income From Operations                                       (69,808)                    (61,669)                  98,816

Other Expenses:
   Interest Expense                                                 (42,448)                   (140,131)                (158,790)
                                                          -----------------           -----------------         ----------------

Net Loss                                                  $        (112,256)          $        (201,800)        $        (59,974)
                                                          =================           =================         ================


Net Loss per Common Share                                 $           (.012)          $         (2,018)         $            n/a
                                                          =================           =================         ================

Weighted Average Shares Outstanding                               8,996,206                         100                      n/a
                                                          =================           =================         ================



The accompanying notes are an integral part of these consolidated financial statements.

            ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES

            Consolidated Statement of Changes in Stockholders' Equity

                    For the Three Months Ended March 31, 2002






                                                                Additional                                      Total
                                              Common             Paid-In              Accumulated           Stockholders'
                                               Stock             Capital                Deficit                Equity
                                          -------------       ---------------       ---------------         --------------
Balance, December 31, 2001                $       5,267       $     6,380,284       $    (4,120,976)        $    2,264,575

Redemption of privately held
 shares pursuant to share
 exchange agreement
 (unaudited)                                     (5,267)           (6,380,284)                    -             (6,385,551)

Issuance of Class A common
 stock (unaudited)                                  470             6,385,081                     -              6,385,551

Issuance of Class A Common
 Stock - upon acquisition of
 subsidiary (unaudited)                             750             3,855,846                     -              3,856,596

Net loss (unaudited)                                  -                     -              (112,256)              (112,256)
                                          -------------       ---------------       ---------------         --------------

Balance, March 31, 2002 -
  (Unaudited)                             $       1,220       $    10,240,927       $    (4,233,232)        $    6,008,915
                                          =============       ===============       ===============         ==============



The accompanying notes are an integral part of these consolidated financial statements.

            ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES
                      Consolidated Statement of Cash Flows
                    For the Three Months Ended March 31, 2002



                                                                                2002                        2001
                                                                            (Unaudited)                 (Unaudited)
                                                                         ------------------          ------------------
Cash Flows from Operating Activities:
   Net loss                                                              $         (112,256)         $         (201,801)
   Adjustments to reconcile net loss to net cash used
     in operating activities:
     Depreciation and amortization                                                   32,372                           -
   Changes in assets and liabilities:
     Decrease (increase) in:
       Accounts receivable                                                       (1,063,945)                    (57,648)
       Inventories                                                                 (644,430)                    596,872
       Prepaid expenses                                                             (37,749)                      3,294
       Deposits and other assets                                                   (373,879)                      6,850
     Increase (decrease) in:
       Accounts payable and accrued expenses                                      1,244,906                     (25,373)
       Customer deposits                                                           (145,475)                    (45,420)
                                                                         ------------------          ------------------

Net Cash Used in Operating Activities                                            (1,100,456)                    276,774
                                                                         ------------------          ------------------

Cash Flows from Investing Activities:
   Purchase of property and equipment                                               (33,940)                   (101,723)
   Advances to related parties                                                     (130,102)                    (46,604)
                                                                         ------------------          ------------------

Net Cash Used in Investing Activities                                              (164,042)                   (148,327)
                                                                         ------------------          ------------------

Cash Flows from Financing Activities:
   Net proceeds (repayments) under floor plan financing                              13,220                    (482,256)
   Repayment of bank loan                                                           (85,000)                          -
   Proceeds from long-term debt                                                      27,640                      (1,825)
   Net proceeds from issuance of common stock                                     2,173,523                           -
                                                                         ------------------          ------------------

Net Cash Provided by Financing Activities                                         2,129,383                    (484,081)
                                                                         ------------------          ------------------

Net Increase (Decrease) in Cash                                                     864,885                    (355,634)
Cash - Beginning of Quarter                                                          36,562                      42,511
                                                                         ------------------          ------------------

Cash - End of Quarter                                                    $          901,447          $         (313,123)
                                                                         ==================          ==================


The accompanying notes are an integral part of these consolidated financial statements.

            ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES

                    For the Three Months Ended March 31, 2002




                                                                                2002                        2001
                                                                            (Unaudited)                 (Unaudited)
                                                                         ------------------          ------------------
Supplemental Disclosure of Cash Flow Information:
   Cash paid during the year for interest                                $           42,448          $          140,131
                                                                         ==================          ==================

Supplemental Disclosure on Non-Cash Investing
 and Financing Activities:
   Acquisition of Subsidiary:
     Shares issued to acquire subsidiary                                 $       (2,880,000)
     Deposits paid and used for acquisition of subsidiary                          (500,000)
     Goodwill - acquisition of subsidiary                                           819,510
                                                                         ------------------

     Net assets acquired                                                 $       (2,560,490)
                                                                         ==================




The accompanying notes are an integral part of these consolidated financial statements.

            ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES

                          Notes to Financial Statements

                    For the Three Months Ended March 31, 2002


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization - Associated Automotive Group Incorporated, formerly Uniservice Corporation (the "Company" or "AAGI") was incorporated in November 1997 as a holding company to acquire Inversiones e Inmobiliaria Kyoto, S.A.'s 99.97% interest in Kentucky Foods Chile, S.A. ("KFC Chile"), the exclusive franchise operator of KFC restaurants in Chile. In August 1998, Uniservice acquired 99.97% of Inversiones e Inmobiliaria Kyoto's interest in KFC Chile in exchange for 1,399,900 shares of Class B common stock which occurred simultaneously with the closing of the initial public offering of Uniservice's stock.

         Pursuant to a Share Exchange Agreement dated January 9, 2002, the Company acquired 100% of the outstanding capital stock of Associated Automotive Group, Inc., a Nevada corporation, in exchange for 9,367,822 shares of its Class A common stock. These shares were issued to the shareholders and affiliates of Associated Automotive Group, Inc. in exchange for their wholly owned interest in Associated Automotive Group, Inc. At the time of acquisition, the shareholders of Associated Automotive, Inc. acquired control of the Company and accordingly, for accounting purposes, Associated Automotive Group, Inc. was treated as the acquiring entity.

         Immediately prior to the Share Exchange Agreement described above and pursuant to a Stock Purchase Agreement the Company sold its interest in KFC Chile to its former chief executive officer and principal shareholder. In this transaction, 825,000 shares of the 1,400,000 shares of the Company's Class B common stock held by its former chief executive officer were canceled, and the balance of 575,000 shares of its Class B common stock were converted into shares of Class A common stock on a one for one basis.

         Associated Automotive Group, Inc., is a holding company which was formed to own and operate various highline exotic car dealerships and other automotive businesses throughout the United States. In July 2001, Associated Automotive Group, Inc. acquired 100% of the common stock of Motorcars of South Florida, Inc., which had operated as an automobile dealership located in Delray Beach, Florida since its inception in 1994. At the time of acquisition, the shareholders of Motorcars of South Florida, Inc. acquired control of Associated Automotive Group, Inc. and accordingly, for accounting purposes, Motorcars was treated as the acquiring entity.

         Also, during January 2002, Associated Automotive Group, Inc. acquired 100% of the common stock of C&K Auto Imports, Inc., a New Jersey Corporation. This acquisition was accounted for under the purchase method of accounting which resulted in the Company recording approximately $820,000 of goodwill.

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

         Principles of Consolidation - The consolidated financial statements include the accounts of Associated Automotive Group Incorporated and its wholly owned Subsidiaries, Associated Automotive Group, Inc., Motorcars of South Florida, Inc. and C&K Auto Imports, Inc. All significant inter-company balances and transactions have been eliminated in consolidation.

         Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Earnings Per Common Share - Earnings per common share are based on the weighted average number of shares outstanding of 8,996,206 for the period ended March 31, 2002. All warrants issued have exercise prices greater than the existing market value of the Company's stock and, therefore, are deemed anti-dilutive and are not components of earnings per share.

                ASSOCIATED AUTOMOTIVE GROUP, INC. AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2001





                ASSOCIATED AUTOMOTIVE GROUP, INC. AND SUBSIDIARY

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                  Page
                                                                                                  ----
Independent Auditors' Report.................................................................     F-15

Consolidated Balance Sheet...................................................................     F-16

Consolidated Statements of Operations........................................................     F-17

Consolidated Statements of Stockholders' Equity..............................................     F-18

Consolidated Statements of Cash Flows........................................................     F-19

Notes to Consolidated Financial Statements...................................................     F-20-F-25

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Stockholders
Associated Automotive Group, Inc. and Subsidiary
Delray Beach, Florida


We have audited the accompanying consolidated balance sheet of Associated Automotive Group, Inc. and Subsidiary (the "Company" or "AAGI") as of December 31, 2001, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Associated Automotive Group, Inc. and Subsidiary as of December 31, 2001, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



Spear, Safer, Harmon & Co


Miami, Florida
April 9, 2002

                ASSOCIATED AUTOMOTIVE GROUP, INC. AND SUBSIDIARY
                           Consolidated Balance Sheet
                                December 31, 2001

                                   A S S E T S

Current Assets:
   Cash, net                                                                  $    36,562
   Accounts receivable, net                                                       545,071
   Other receivables                                                                5,985
   Inventories                                                                  2,527,198
   Due from related parties                                                       679,828
   Prepaid expenses                                                                43,987
                                                                              -----------

         Total Current Assets                                                   3,838,631

Property and Equipment, net                                                       229,878

Deposits and other assets                                                         238,502
                                                                              -----------

                                                                              $ 4,307,011
                                                                              ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable and accrued expenses                                          624,499
   Note payable - floor plan                                                    1,151,819
   Bank loan payable                                                               85,000
   Current portion of capital lease obligations                                     8,147
   Customer deposits                                                              165,499
                                                                              -----------

         Total Current Liabilities                                              2,034,964
                                                                              -----------

Obligations Under Capital Lease, net of current portion                             7,472
                                                                              -----------

Commitments and Contingencies

Stockholders' Equity:
   Common stock; $.001 par value, 50,000,000 shares authorized;
     5,266,665 issued and outstanding                                               5,267
Preferred stock; $.001 par value 10,000,000 shares authorized and un-issued
   Additional paid-in capital                                                   6,380,284
   Accumulated deficit                                                         (4,120,976)
                                                                              -----------

         Total Stockholders' Equity                                             2,264,575
                                                                              -----------

                                                                              $ 4,307,011
                                                                              ===========

The accompanying notes are an integral part of these consolidated financial statements.

                ASSOCIATED AUTOMOTIVE GROUP, INC. AND SUBSIDIARY
                      Consolidated Statement of Operations
                      For the Year Ended December 31, 2001


Sales:
   Retail                                                        $ 18,578,546
   Wholesale                                                       16,503,550
                                                                 ------------

                                                                   35,082,096
                                                                 ------------

Cost of Sales:
   Retail                                                          17,917,348
   Wholesale                                                       16,293,949
                                                                 ------------

                                                                   34,211,297
                                                                 ------------

Gross Profit                                                          870,799

Finance, Insurance, Warranty and Other Income, net                    268,413
                                                                 ------------

Income From Operations Before Operating
   Expenses and Interest Expense                                    1,139,212

Operating Expenses                                                  2,593,475
                                                                 ------------

Loss From Operations                                               (1,454,263)
                                                                 ------------

Other Expenses:
   Interest Expense                                                  (170,934)
   Loss on worthless securities write-off                             (90,000)
                                                                 ------------

                                                                     (260,934)
                                                                 ------------

Net Loss                                                         $ (1,715,197)
                                                                 ============





The accompanying notes are an integral part of these consolidated financial statements.

                ASSOCIATED AUTOMOTIVE GROUP, INC. AND SUBSIDIARY
            Consolidated Statement of Changes in Stockholders' Equity
                      For the Year Ended December 31, 2001





                                                          Additional                                      Total
                                       Common               Paid-In             Accumulated           Stockholders'
                                       Stock                Capital               Deficit                Equity
                                   -------------       ---------------       ---------------         --------------
Balance, January 1, 2001           $         100       $     5,108,266       $    (2,405,779)        $    2,702,587

Issuance of common stock                   5,167             1,172,018                    --              1,177,185

Conversion of shareholder's
  note payable to capital                     --               100,000                    --                100,000

Net Loss                                      --                    --            (1,715,197)            (1,715,197)
                                   -------------       ---------------       ---------------         --------------


Balance, December 31,  2001        $       5,267       $     6,380,284       $    (4,120,976)        $    2,264,575
                                   =============       ===============       ===============         ==============











The accompanying notes are an integral part of these consolidated financial statements.

                ASSOCIATED AUTOMOTIVE GROUP, INC. AND SUBSIDIARY
                      Consolidated Statement of Cash Flows
                      For the Year Ended December 31, 2001

Cash Flows from Operating Activities:
   Net loss                                                                          $(1,715,197)
   Adjustments to reconcile net loss to net cash
     provided by operating activities:
     Depreciation and amortization                                                       111,162
     Bad debts                                                                           128,614
   Changes in assets and liabilities:
     Decrease (increase) in:
       Accounts receivable                                                               611,318
       Other receivables                                                                  (5,984)
       Inventories                                                                     1,292,514
       Prepaid expenses                                                                      257
       Other assets                                                                     (127,373)
     Increase (decrease) in:
       Cash overdraft                                                                    (67,718)
       Accounts payable and accrued expenses                                            (298,838)
       Customer deposits                                                                 107,405
                                                                                     -----------

Net Cash Provided by Operating Activities                                                 36,160
                                                                                     -----------

Cash Flows from Investing Activities:
   Purchase of property and equipment                                                    (13,017)
   Advances to related parties                                                          (571,944)
                                                                                     -----------

Net Cash Used in Investing Activities                                                   (584,961)
                                                                                     -----------

Cash Flows from Financing Activities:
   Net repayment of note payable - floor plan                                           (780,274)
   Principal payments on obligations under capital lease                                  (6,777)
   Proceeds from bank loan payable                                                        85,000
   Proceeds from issuance of common stock                                              1,177,185
                                                                                     -----------

Net Cash Provided by Financing Activities                                                475,134
                                                                                     -----------

Net Decrease in Cash                                                                     (73,667)
Cash - Beginning of Year                                                                 110,229
                                                                                     -----------

Cash - End of Year                                                                   $    36,562
                                                                                     ===========

Supplemental Disclosure of Cash Flow Information:
   Cash paid during the year for interest                                            $   178,036

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
   Stockholder loans converted to additional paid-in capital                             100,000

The accompanying notes are an integral part of these consolidated financial statements.

                        ASSOCIATED AUTOMOTIVE GROUP INC.
                          Notes to Financial Statements
                      For the Year Ended December 31, 2001

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization - Associated Automotive Group, Inc. (the "Company" or "AAGI"), a Nevada corporation, is a holding company, which was formed to own and operate various highline and exotic car dealerships, accessory and other automotive businesses throughout the United States. In July 2001, the Company acquired 100% of the common stock of Motorcars of South Florida, Inc., which has operated an automobile dealership located in Delray Beach, Florida since its inception in 1994. The Company's principal business is the retail and wholesale sales of pre-owned luxury automobiles.

         Principles of Consolidation - The consolidated financial statements include the accounts of Associated Automotive Group, Inc. and its wholly owned subsidiary, Motorcars of South Florida, Inc. All significant inter-company balances and transactions have been eliminated in consolidation.

         Credit Risk - Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and accounts receivables. The Company places its cash with high credit quality financial institutions. However, the Company occasionally maintains cash balances in excess of federally insured limits. The Company has not experienced any losses in such accounts. The Company's management believes the Company is not exposed to any significant credit risk on their cash balances. Concentrations of credit risk with respect to trade receivables are reduced due to the Company's large number of customers. The Company conducts credit evaluations of its customers and may or may not require collateral or other security from these customers. On occasion, defaults occur on trade receivables. Therefore, the Company maintains an allowance for doubtful accounts, which was $278,274 as of December 31, 2001.

         The Company's finance division generates income from the sale of contract receivables from the financing provided to customers. The Company's arrangements with these third party lenders provide for payment of a fee to the Company at the time of financing. From time to time, the Company may agree, at the time of sale, to pay off the finance company if the customer defaults on its obligation. In those instances, the purchaser is required put down a substantial down payment, generally 30% to 40% of the purchase price. The Company does not, however, enter into recourse contracts on a regular basis. Losses from these arrangements have been minimal.

         Inventories - Automobiles are valued at the lower of cost or market. The cost of automobiles is determined on a specific unit basis. As of December 31, 2001, inventories amounted to $2,527,198.

                        ASSOCIATED AUTOMOTIVE GROUP INC.
                    Notes to Financial Statements (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Property and Equipment - Property and equipment are stated at cost. Depreciation is computed on the straight-line method over the assets estimated useful lives ranging from 3 to 7 years. Leasehold improvements are amortized over the shorter of their useful lives or the term of the lease. The cost of repairs and maintenance is charged to expense as incurred. Significant renewals and betterments are capitalized.

         Investment - In 2000, the Company purchased shares of common stock in a non-public company for $90,000. The Company in the past classified this investment as a non-marketable security carried at historical cost. In 2001, the non-public company filed for bankruptcy and AAGI wrote off the full amount of the investment, which is reflected in the consolidated statement of operations for the year ended December 31, 2001.

         Revenue Recognition - The Company recognizes revenue from vehicle sales upon transfer of title to the customer. Finance, insurance and warranty revenues are recognized upon the sale of the finance, insurance or warranty contract.

         Advertising - Advertising costs are charged to operations in the year incurred. Total advertising costs for the year ended December 31, 2001 was approximately $210,000.

         Organization Costs - The Company accounted for organization costs in accordance with Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities" which requires organization costs to be expensed as incurred. During the year ended December 31, 2001, approximately $64,000 of start-up and organizational costs were charged to operations.

         Fair Values of Financial Instruments - The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The fair value of cash, accounts receivable, accounts payable, note payable and loan payable approximate their carrying amounts at December 31, 2001.

         Recently Issued Accounting Standards - In July 2001, The Financial Accounting Standards Board ("FASB") issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited after that date. SFAS No. 142 changes the accounting for goodwill and intangible assets with indefinite lives from an amortization method to an impairment-only approach and requires intangible assets with finite lives to be amortized over their useful lives. Thus, amortization of goodwill and intangible assets with indefinite lives will cease upon adoption of the statement. SFAS No. 142 is required to be applied in fiscal years beginning after December 15, 2001. Upon the adoption of SFAS No. 142, the Company will not amortize goodwill and, instead will conduct an annual impairment test of the remaining goodwill. The Company does not expect that the adoption of SFAS No. 141 will have a significant immediate impact on the financial condition or results of operations of the Company.

                        ASSOCIATED AUTOMOTIVE GROUP INC.
                    Notes to Financial Statements (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - CASH

         At December 31, 2001, cash consisted of the following:

              Cash in bank                                                        $         170,607
              Checks drawn against future deposits                                         (134,045)
                                                                                  -----------------
                                                                                  $          36,562
                                                                                  =================

NOTE 3 - PROPERTY AND EQUIPMENT

         At December 31, 2001, property and equipment consisted of the following:

              Furniture and equipment                                             $         265,468
              Leasehold improvements                                                        334,199
                                                                                  -----------------

                                                                                            599,667

              Less accumulated depreciation                                                 369,789
                                                                                  -----------------
                                                                                  $         229,878
                                                                                  =================

         Depreciation and amortization expense for the year ended December 31, 2001 was approximately $111,000.

                        ASSOCIATED AUTOMOTIVE GROUP INC.
                    Notes to Financial Statements (Continued)

NOTE 4 - NOTES PAYABLE - FLOOR PLAN

         The Company has $2,000,000 of available financing under a revolving floor plan line-of-credit due on demand, expiring August 9, 2005 to finance the purchase of inventory. As of December 31, 2001, the balance due on the note payable - floor plan was $1,151,819. The note is collateralized by a lien on the Company's inventory and is personally guaranteed by a stockholder of the Company. Interest is payable monthly on the outstanding balance at 2% over the bank's prime rate with a floor rate of 8%. At December 31, 2001, the interest rate payable on the note was the floor rate of 8%. The note payments are due within five business days from the sale of the related inventory items. At various times and subsequent to December 31, 2001, the Company has been out-of-trust under the terms of its floor plan line-of-credit agreement. Management of the Company expects continued forbearance from its lender.

NOTE 5 - DUE FROM RELATED PARTIES

         At December 31, 2001, the amount due from related parties arises from non-interest bearing short-term cash advances and other loans to officers, shareholders and key employees of the Company. The balance due from related parties amounted to $679,828 as of December 31, 2001.

NOTE 6 - OBLIGATIONS UNDER CAPITAL LEASES

         The Company acquired office equipment under the provisions of long-term leasing arrangements classified as capitalized leases, which expire on various dates through 2003. The assets securing the capitalized leases have an original cost of $35,434 and accumulated depreciation of $16,292 at December 31, 2001. Depreciation expense on these assets was $7,164 for the year ended December 31, 2001.

         The future minimum payments under these leases are as follows:

              2002                                         $           8,725
              2003                                                     8,002
                                                           -----------------

                                                                      16,727
              Less amount representing interest                        1,108
                                                           -----------------

                                                                      15,619
              Less current portion                                     8,147
                                                           -----------------

                                                           $           7,472
                                                           =================

                        ASSOCIATED AUTOMOTIVE GROUP INC.
                    Notes to Financial Statements (Continued)

NOTE 7 - INCOME TAXES

         The Company incurred a net loss of approximately $1,715,000 for the year ended December 31, 2001. The potential benefit of all losses incurred subsequent to the July 26, 2001 stock purchase agreement in connection with the purchase of Motorcars of South Florida, Inc. is available to offset against future taxable income. These losses may be recognized in a subsequent period once it is more likely than not that such benefit will be realized.

         Motorcars of South Florida, Inc. prior to the stock purchase agreement was an S corporation. Therefore, the losses incurred prior to the July 26, 2001 stock purchase agreement shall be passed directly to the shareholder of Motorcars of South Florida, Inc.

NOTE 8 - LIQUIDITY AND CAPITAL RESOURCES

         The accompanying consolidated financial statements report that the Company incurred an operating loss of approximately $1,715,000 for the year ended December 31, 2001. In addition, as of December 31, 2001, the Company has an accumulated deficit of approximately $4,121,000.

         Subsequent to December 31, 2001, the Company raised capital through a private placement and additional capital may be raised through private placement. In addition, in January 2002, the Company completed the acquisition of C&K Auto Imports, Inc. whose audited financial statements for the year ended December 31, 2001 reported net income of approximately $113,000 and cash flow from operating activities of approximately $394,000. The Company's management believes they can reduce operating expenses, restore profitability and raise additional capital as needed. In addition, as previously addressed, management of the Company expects continued forbearance from its lender regarding automobiles that are out of trust. The availability of adequate financing and capital is essential to the Company's future operations. No assurance can be given that the Company will be successful in these efforts.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

         Operating Leases - The Company leases showroom and office space in Delray Beach, Florida under two operating leases expiring in 2003. Additional parking is leased on a month to month basis and may be cancelled at any time. Rent expense for the year ended December 31, 2001 was $217,500.

                        ASSOCIATED AUTOMOTIVE GROUP INC.
                    Notes to Financial Statements (Continued)

NOTE 9 - COMMITMENTS AND CONTINGENCIES (Continued)

         Future minimum rental payments (excluding property and sales taxes) under non-cancelable operating leases as of December 31, 2001 are as follows:

              2002                                      $      108,000
              2003                                              42,000
                                                        --------------

                                                        $      150,000
                                                        ==============

         Litigation - The Company is involved in various legal proceedings arising in its ordinary course of business. Management, after consulting with legal counsel, is of the opinion that the ultimate outcome of these legal proceedings will not have a material effect on the Company's financial position or results of operations.

         Employment Agreements - On September 1, 2001, David Jacoby entered into an employment agreement with the Company to serve as vice president for a five-year term. In consideration for his services, Mr. Jacoby receives an annual base salary of $150,000 and a $500 per month expense allowance. In addition, Mr. Jacoby is provided with a company car and health care coverage for himself and his family.

         On July 26, 2001, Barry Tenzer entered into a stock purchase agreement with the Company in connection with the purchase of Motor Cars of South Florida, Inc. Under this agreement Mr. Tenzer, in connection with his duties as chairman, shall receive a monthly expense allowance of $4,000 through July 2005. In addition, Mr. Tenzer has the exclusive use of two company vehicles through July 2006.

NOTE 10 - SUBSEQUENT EVENTS

         On January 9, 2002, 100% of the outstanding capital stock of the Company was acquired by Uniservice Corporation in exchange for 9,367,822 shares of Uniservice's Class A common stock which trades on the NASDAQ Small Cap Market. Subsequently, the name of the acquiring company was changed from Uniservice Corporation to Associated Automotive Group Incorporated.

         Effective January 9, 2002, the Company acquired 100% of the issued and outstanding capital stock of C&K Auto Imports, Inc. ("C&K") from an unaffiliated third party for $500,000 in cash and 750,000 shares of Associated Automotive Group Incorporated Class A common stock. C&K owns a highline automotive dealership and a highline automotive wholesale operation and service facility in New Jersey.





                        MOTORCARS OF SOUTH FLORIDA, INC.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2000



                                                                                                  Page
                                                                                                  ----
Independent Auditors' Report.................................................................     F-26

Balance Sheet................................................................................     F-27

Statements of Operations.....................................................................     F-28

Statements of Stockholders' Equity...........................................................     F-29

Statements of Cash Flows.....................................................................     F-30

Notes to Financial Statements................................................................     F-31-F-34

Independent Auditors' Report On Information
Accompanying the Basic Financial Statements..................................................     F-35

Schedule of Operating Expenses
for the Year Ended December 31, 2000.........................................................     F-36

                                 August 17, 2001




The Board of Directors
Motorcars of South Florida, Inc.


                          INDEPENDENT AUDITORS' REPORT


We have audited the accompanying balance sheet of Motorcars of South Florida, Inc. (an S corporation) as of December 31, 2000 and the related statements of operations, changes in stockholder's equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Motorcars of South Florida, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 9 to the financial statements, an error was made resulting in an overstatement of previously reported additional paid-in capital and accumulated deficit as of December 31, 1999. Accordingly, an adjustment was made to additional paid-in capital and accumulated deficit as of December 31, 1999 to correct the error.



Goldstein Schechter Price Lucas Horwitz & Co., P.A.

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                                  BALANCE SHEET
                                DECEMBER 31, 2000

                                     ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                        $    73,699
   Restricted cash                                                       36,530
   Accounts receivable, net of allowance for doubtful
     accounts of $156,000                                             1,285,003
   Inventories                                                        3,819,712
   Due from officer                                                     107,884
   Prepaid expenses                                                      44,244
                                                                    -----------
     Total Current Assets                                             5,367,072

PROPERTY AND EQUIPMENT, net                                             328,023

OTHER ASSETS                                                            111,129
                                                                    -----------

     TOTAL ASSETS                                                   $ 5,806,224
                                                                    ===========

   LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Bank overdraft                                                   $    67,718
   Accounts payable and accrued expenses                                923,336
   Note payable, floor plan                                           1,932,093
   Current portion of capital lease obligations                           8,002
   Note payable, related party                                          100,000
   Customer deposits                                                     58,094
                                                                    -----------
     Total Current Liabilities                                        3,089,243

OBLIGATIONS UNDER CAPITAL LEASE, net of current portion                  14,394
                                                                    -----------
     Total Liabilities                                                3,103,637
                                                                    -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
   Common stock; $1 par value, 100 shares authorized,
     issued and outstanding                                                 100
   Additional paid-in capital                                         5,108,266
   Accumulated deficit                                               (2,405,779)
                                                                    -----------
     Total Stockholder's Equity                                       2,702,587
                                                                    -----------

     TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                     $ 5,806,224
                                                                    ===========




See Accompanying Notes to Financial Statements

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000


SALES:
   Wholesale                                                       $ 33,294,627
   Retail                                                            25,030,825
                                                                   ------------
                                                                     58,325,452
                                                                   ------------

COST OF SALES:
   Wholesale                                                         32,693,541
   Retail                                                            23,915,190
                                                                   ------------
                                                                     56,608,731
                                                                   ------------

GROSS PROFIT                                                          1,716,721


FINANCE, INSURANCE, WARRANTY
   AND OTHER INCOME                                                     266,878
                                                                   ------------


INCOME FROM OPERATIONS BEFORE OPERATING
   EXPENSES AND INTEREST EXPENSE                                      1,983,599


OPERATING EXPENSES                                                   (2,136,487)
                                                                   ------------


LOSS BEFORE INTEREST EXPENSE                                           (152,888)


INTEREST EXPENSE                                                       (171,577)
                                                                   ------------

NET LOSS                                                           $   (324,465)
                                                                   ============




See Accompanying Notes to Financial Statements

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
             STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
                      FOR THE YEAR ENDED DECEMBER 31, 2000


                                                                                 TOTAL
                                                ADDITIONAL                   STOCKHOLDER'S
                                   COMMON        PAID-IN      ACCUMULATED       EQUITY
                                    STOCK        CAPITAL        DEFICIT        (DEFICIT)
                                    -----        -------        -------        ---------
BALANCE, December 31,
   1999 as previously
   reported                       $       100   $ 1,063,579    $(2,187,671)   $(1,123,992)


ADJUSTMENT FOR
   MISCLASSIFICATION
   OF CAPITAL
   REPAYMENT                               --      (106,357)       106,357             --
                                  -----------   -----------    -----------    -----------


BALANCE, December 31,
   1999 as restated                       100       957,222     (2,081,314)    (1,123,992)


CAPITAL
   CONTRIBUTIONS                           --     4,652,947             --      4,652,947



CAPITAL
   REPAYMENT                               --      (501,903)            --       (501,903)



NET LOSS                                   --            --       (324,465)      (324,465)
                                  -----------   -----------    -----------    -----------



BALANCE, December
   31, 2000                       $       100   $ 5,108,266    $(2,405,779)   $ 2,702,587
                                  ===========   ===========    ===========    ===========




See Accompanying Notes to the Financial Statements
                                      F-29

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                      $  (324,465)
                                                                                 -----------
   Adjustments to reconcile net loss to net cash
     used in operating activities:
     Amortization and depreciation                                                   101,723
     Bad debt expense                                                                156,000
   Changes in operating assets and liabilities:
     Restricted cash                                                                 (36,530)
     Accounts receivable                                                            (287,496)
     Inventories                                                                  (1,308,316)
     Prepaid expenses                                                                (10,106)
     Accounts payable and accrued expenses                                           317,357
     Customer deposits                                                               (68,899)
     Other assets                                                                     40,596
                                                                                 -----------
       Total Adjustments                                                          (1,095,671)
                                                                                 -----------

NET CASH USED IN OPERATING ACTIVITIES                                             (1,420,136)
                                                                                 -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Investment in nonmarketable securities                                            (90,000)
   Purchase of property and equipment                                               (152,845)
   Repayment of note receivable                                                      160,580
                                                                                 -----------
     Net Cash Used in Investing Activities                                           (82,265)
                                                                                 -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Bank overdraft                                                                     67,718
   Note payable, floor plan, net                                                   1,076,254
   Repayment of long-term debt                                                      (130,000)
   Principal payments on obligations under capital leases                            (13,482)
   Repayment of stockholder loans                                                     (5,777)
   Capital contributions                                                             600,000
   Capital repayment                                                                (501,903)
                                                                                 -----------
     Net Cash Provided By Financing Activities                                     1,092,810
                                                                                 -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                           (409,591)

CASH AND CASH EQUIVALENTS:
   Beginning of year                                                                 483,290
                                                                                 -----------

   End of year                                                                   $    73,699
                                                                                 ===========

SUPPLEMENTAL CASH FLOW DISCLOSURE:

   Interest paid                                                                 $   171,577
                                                                                 ===========

SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND
   FINANCING ACTIVITIES:
   Stockholder loans converted to additional paid-in capital                     $ 4,052,947
                                                                                 ===========




See Accompanying Notes to Financial Statements

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000




NOTE 1 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Operations - Motorcars of South Florida, Inc. (the "Company") operates an automobile dealership located in South Florida. The Company's principal business is the retail and wholesale sales of pre-owned luxury automobiles.

                  Cash and Cash Equivalents - The Company considers all highly liquid investments with a remaining maturity of three months or less at the time of purchase to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. The Company maintains their cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company's management believes the Company is not exposed to any significant credit risk on their cash balances.

                  Restricted Cash - Proceeds from sales of vehicles financed under the Company's floor plan agreement are held in trust by the Company until they can be remitted to the bank in accordance with its floor plan agreement. These proceeds are reflected as restricted cash for financial reporting purposes.

                  Inventories - Automobiles are valued at the lower of cost or market. The cost of automobiles is determined on a specific unit basis.

                  Property and Equipment - Property and equipment are stated at cost. Depreciation is computed on the straight-line method over the assets estimated useful lives ranging from 3 to 7 years. Leasehold improvements are amortized over the shorter of their useful lives or the term of the lease. The cost of repairs and maintenance is charged to expense as incurred. Significant renewals and betterments are capitalized.

                  Investment - In 2000, the Company purchased shares of common stock in a non-public company for $90,000. The Company classifies this investment as a nonmarketable security carried at historical cost and is included in other assets on the accompanying balance sheet. Management periodically reassesses the fair value of this investment and makes adjustments for any permanent impairment in value. Management believes that no such adjustment was necessary in 2000.

                  Revenue Recognition - The Company recognizes revenue from vehicle sales upon transfer of title to the customer. Finance, insurance and warranty revenues are recognized upon the sale of the finance, insurance or warranty contract.

                  Advertising - Advertising costs are charged to operations in the year incurred. Total advertising costs for the year ended December 31, 2000 was $197,647.

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                   (continued)




NOTE 1 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

                  Income Taxes - The Company has elected to be treated as an S corporation whereby the profits and losses of the Company are passed directly to the stockholder for inclusion in his individual tax return. Therefore, no provision for income taxes is reflected in the accompanying financial statement.

                  Management Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. This affects the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used for, but not limited to, the accounting for doubtful accounts and amortization and depreciation. Actual results could differ from those estimates.

NOTE 2 -          PROPERTY AND EQUIPMENT

                  At December 31, 2000, property and equipment consisted of the following:
                  Furniture and equipment                                       $    214,517
                  Capitalized leased equipment                                        35,434
                  Company vehicle                                                      2,500
                  Leasehold improvements                                             334,199
                                                                                ------------
                                                                                     586,650
                  Less accumulated depreciation                                     (258,627)
                                                                                ------------
                                                                                $    328,023
                                                                                ============

                  Amortization and depreciation expense for the year ended December 31, 2000 was $101,723.

NOTE 3 -          NOTE PAYABLE - FLOOR PLAN

                  The Company has $2,000,000 of available financing under a revolving floor plan line of credit due on demand, expiring August 9, 2005 to finance the purchase of inventory. As of December 31, 2000 the balance due on the note payable - floor plan was $1,932,093. The note is collateralized by a lien on the Company's inventory and is personally guaranteed by the Company's stockholder. Interest is payable monthly on the outstanding balance at 2.5% over the bank's prime rate (12% at December 31, 2000). The note payments are due within 5 business days from the sale of the related inventory items.

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                   (continued)



NOTE 4 -          DUE FROM OFFICER

                  At December 31, 2000, the amount due from officer arises from non-interest bearing short-term cash advances from the Company.

NOTE 5 -          RELATED PARTY TRANSACTIONS

                  Note payable, related party - In March 1999, a company related through common ownership loaned the Company $100,000. The note is unsecured and due on demand with monthly interest payments at a rate of 10%. Total interest expense on this note was approximately $10,000 for the year ended December 31, 2000.

                  Capital contributions - Effective January 1, 2000, the Company's sole stockholder consented to having debt owed to him by the Company amounting to $4,052,947 converted into contributed capital.

NOTE 6 -          OBLIGATIONS UNDER CAPITAL LEASES

                  The Company acquired office equipment under the provisions of long-term leasing arrangements classified as capitalized leases which expire on various dates through 2003. The assets securing the capitalized leases have an original costs of $35,434 and accumulated depreciation of $16,292 at December 31, 2000. Depreciation expense on these assets was $7,164 for the year ended December 31, 2000.

                  Present value of future minimum payments under these leases are as follows:

                           2001                                                 $            9,520
                           2002                                                              8,892
                           2003                                                              6,612
                                                                                ------------------
                                                                                            25,024
                           Less amount representing
                             interest (7% - 12%)                                             2,628
                                                                                ------------------
                                                                                            22,396
                           Less: current portion                                             8,002
                                                                                ------------------
                                                                                $           14,394
                                                                                ==================

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                   (continued)



NOTE 7 -          COMMITMENTS AND CONTINGENCIES

                  Operating Leases - The Company leases showroom and office space under operating leases expiring at various dates through August 31, 2003. Rent expense for the year ended December 31, 2000 was $186,000.

                  Future minimum rental payments under non-cancelable operating leases as of December 31, 2000 are as follows:

                                    2001                                        $          186,000
                                    2002                                                   186,000
                                    2003                                                   124,000
                                                                                ------------------
                                                                                $          496,000
                                                                                ==================

                  Litigation - The Company is involved in various legal proceedings arising in its ordinary course of business. Management, after consulting with legal counsel, is of the opinion that the ultimate outcome of these legal proceedings will not have a material effect on the Company's financial position or results of operations.

NOTE 8 -          SUBSEQUENT EVENT

                  Sale of Company - Effective July 6, 2001, 100% of the Company's common stock was acquired by Associated Automotive Group, Inc.

NOTE 9 -          PRIOR PERIOD ADJUSTMENT

                  Additional paid-in capital and accumulated deficit at the beginning of 2000 have been adjusted to correct a misclassification of a capital repayment made in 1999. The error had no effect on net income for the year ended December 31, 1999.

                                 August 17, 2001





                   INDEPENDENT AUDITORS' REPORT ON INFORMATION
                   ACCOMPANYING THE BASIC FINANCIAL STATEMENTS




The Board of Directors
Motorcars of South Florida, Inc.


Our report on our audit of the basic financial statements of Motorcars of South Florida, Inc. appears on page 1. This audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying schedule of operating expenses is presented for the purpose of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




Goldstein Schechter Price Lucas Horwitz & Co., P.A.

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                         SCHEDULE OF OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 2000



Amortization and depreciation                   $  101,723
Advertising                                        197,647
Automobile                                          30,743
Bad debts                                          156,000

Bank charges and fees                               13,720
Commissions                                        195,986
Delivery expense                                    10,303
Employee benefits                                   51,365

Insurance                                           60,033
Legal and accounting                                98,559
Meals, travel and entertainment                     34,610
Miscellaneous                                       57,855

Office expense                                      14,471
Outside services                                    84,116
Payroll                                            622,683
Payroll taxes                                       49,090

Rent                                               186,000
Repairs and maintenance                             22,977
Shop supplies                                       16,529
Taxes and licenses                                  54,450

Telephone                                           53,794
Utilities                                           23,833
                                                ----------
                                                $2,136,487
                                                ==========


                             C & K AUTO IMPORTS INC.
                             -----------------------

                        STATEMENT OF FINANCIAL CONDITIONS
                        ---------------------------------




                             C & K AUTO IMPORTS INC.

                                TABLE OF CONTENTS
                                -----------------

                                                                                               Page
                                                                                               ----
Independent auditor's report ...............................................................   F-37

Statement of Financial Condition as of December 31, 2001....................................   F-38

Statement of Income and Retained Earnings
for the year ended December 31, 2001 .......................................................   F-39

Statement of Cash Flows for the year ended December 31, 2001................................   F-40

Notes to Financial Statements ..............................................................   F-41

GOLF & WROBLESKI CPA'S, LLP.
--------------------------------------------------------------------------------
Danny Golf, C.P.A                              47 West 34th Street, Suite S55
Raymond Wrobleski, C.P.A                                   New York, NY 10001
                                                          Tel. (212) 967-8988
                                                          Fax. (212) 268-5323



                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


To the Board of Directors
C & K Auto Imports Inc.
60 Railroad Avenue
Hasbrouck Heights, NJ 07604

We have audited the accompanying statement of Financial Condition of C & K Auto Imports Inc. of December 31, 2001 and, the related statement of income and retained earnings and, cash flows for the year then ended. These financial statements are the responsibility of the C & K Auto Imports Inc. management. We responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C & K Auto Imports Inc. as of December 31, 2001, and the results of its operations and its cash flow for the year then ended, in conformity with generally accepted accounting principles.



/s/ Danny Golf, CPA
Danny Golf, CPA
GOLF & WROBLESKI, CPA'S, LLP.


                             C & K AUTO IMPORTS INC.
                        STATEMENT OF FINANCIAL CONDITION
                             AS AT DECEMBER 31, 2001

ASSETS
CURRENT ASSETS:
     Cash                                                 $       819,729
     Accounts Receivable - Note 3                                 847,759
     Inventory - Note 2                                         1,524,048
                                                          ---------------
Total Current Assets                                                                $   3,191,536

FIXED ASSETS - NOTE 4
     Machinery and Equipment                                       84,791
     Furniture and Fixtures                                         5,036
     Leasehold Improvements                                        82,785
     Vehicles                                                      34,917
     Less: Accum. Depreciation                                    189,665
                                                          ---------------
Total Fixed Assets                                                                         17,864

OTHER ASSETS
     Security Deposits                                                                     21,945
                                                                                    -------------

TOTAL ASSETS                                                                        $   3,231,345
                                                                                    =============

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
     Accounts Payable - Trade                             $       670,688
     Taxes Payable                                                 17,862
     Loan Payable - Current - Note 5                              832,312
                                                          ---------------
Total Current Liabilities                                                           $   1,520,862

LONG-TERM LIABILITIES
     Long Term Debt - Note - 5                                     23,536
     Due to Officers                                              873,596
                                                          ---------------
Total Long Term Liabilities                                                               897,132
                                                                                    -------------

TOTAL LIABILITIES                                                                       2,417,994

STOCKHOLDER'S EQUITY:
     Capital Stock                                                 75,000
     Retained Earnings                                            738,351
                                                          ---------------
Total Stockholder's Equity                                                                813,351
                                                                                    -------------

TOTAL LIABILITIES & STOCKHOLDER'S EQUITY                                            $   3,231,345
                                                                                    =============

                 See accompanying notes to financial statement
                                      F-38

                             C & K AUTO IMPORTS INC.
                               STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2001

SALES                                                                               $  23,405,327
COSTS OF GOODS SOLD
     Beginning Inventory                                  $     1,590,114
     Purchases                                                 21,906,898
     Transportation Costs                                          12,758
     Commissions                                                  152,079
     Maintenance Salaries                                          17,180
     Supplies                                                       6,512
     Salesmen Salaries                                            347,003
     Less: Ending Inventory                                     1,524,048
                                                          ---------------
Total Cost of Goods Sold                                                               22,508,496
                                                                                    -------------

GROSS PROFIT                                                                        $     896,831
OPERATING EXPENSES:
     Officer Salary                                       $       112,250
     Office Salary                                                 91,461
     Auto Expense                                                   8,737
     Insurance                                                     35,220
     Office and Postage                                            20,141
     Payroll Taxes                                                 41,569
     Rent                                                          99,568
     Repair & Maintenance                                           3,062
     Telephone                                                     33,377
     Employee Benefits                                             56,674
     Alarm                                                          1,394
     Dues and Subs                                                  2,383
     Advertising                                                  129,425
     Utilities                                                     11,199
     Service Charge                                                 3,232
     Professional Fees                                             22,500
     Pension                                                        2,417
     Misc. Expense                                                    704
                                                          ---------------
Total Expense                                                                             675,313
                                                                                    -------------

NET INCOME FROM OPERATIONS                                                                221,518
Other: Interest Expense                                            66,578
     Depreciation                                                  39,442
                                                          ---------------
OTHER NON-OPERATING EXPENSES                                                              106,020
                                                                                    -------------

Net Income Before Taxes                                                                   115,498
Corporation Taxes                                                                           2,275
                                                                                    -------------

NET INCOME                                                                          $     113,223
                                                                                    =============


                  See accompanying notes to financial statement

                             C & K AUTO IMPORTS INC.
                         STATEMENT OF RETAINED EARNINGS
                             AS AT DECEMBER 31, 2001


Retained Earnings - as at December 1, 2001                                          $     655,128

Net Income for the year ended
               December 31, 2001                                                          113,223

Shareholders Distributions - 2001                                                         (30,000)
                                                                                    -------------

Retained Earnings - as at October 31, 2001                                          $     738,351
                                                                                    =============




















                  See accompanying notes to financial statement


                             C & K AUTO IMPORTS INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2001


CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Income                                                                     $     113,223

ADJUSTMENTS TO RECONCILE NET INCOME TO NET
     CASH PROVIDED BY OPERATING ACTIVITIES:
     Depreciation                                         $        39,442
Changes in current assets and liabilities:
     Decrease in Accounts Receivable                                3,572
     Decrease in Inventory                                         66,066
     Decrease in Accounts Payable                                 166,341
     Increase in Taxes Payable                                        963
     Decrease in Loan Payable                                       4,000
                                                          ---------------

     Total Adjustments                                                                    280,384
                                                                                    -------------

              NET CASH PROVIDED BY OPERATING ACTIVITIES                                   393,607


CASH FLOWS FROM FINANCING ACTIVITIES:
------------------------------------

Capital Expenditure for Fixed Assets                              (37,519)
Increase in Other Assets                                                0
Increase in Other Liabilities                                      41,043
Increase in Shareholders' Distribution                            (30,000)
                                                          ----------------

              NET CASH PROVIDED BY OPERATING ACTIVITIES                                   (26,476)
                                                                                    -------------

Net Increase in Cash and in Cash Equivalents                                              367,131

Cash and Cash Equivalents at Beginning of the Year                                        452,598
                                                                                    -------------

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR                                    $     819,729
                                                                                    =============

                  See accompanying notes to financial statement

                             C & K AUTO IMPORTS INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 1.  NATURE OF BUSINESS:

C & K Auto Imports Inc. ("Company") was formed under the laws of the State of New Jersey on March 7, 1986 as a used auto dealership of imported high end automobiles in the State of New Jersey.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements is as follows:

Accounting Method
-----------------

The Company prepares its financial statements on the accrual method. Under this method, revenues are recognized when earned, and expenses are recognized when incurred.

Inventory is recorded at the lower of cost or market.

NOTE 3.  ACCOUNTS RECEIVABLE:

All accounts receivable are current and an allowance for doubtful accounts were not deemed necessary at this time.

NOTE 4.  FIXED ASSETS AND DEPRECIATION:

If expenditures result in an asset having an estimated useful life that extends beyond the year of acquisition, the expenditure is capitalized.

Equipment, vehicle, furniture and fixtures are recorded at cost. Depreciation on equipment, vehicle, furniture and fixture is provided on the accelerated cost recovery system (ACRS) over the useful lives of the assets.

Equipment                           5 Years
Furniture & fixtures                5 Years
Leasehold improvements              3 Years

Income Taxes
------------

Income taxes are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due plus deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting.

                             C & K AUTO IMPORTS INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 5.  LOANS:

Loans at December 31, 2001 are summarized as follows:

              Valley National Bank                                $     832,312
              Auto Financing - Valley National Bank                       6,674
              Chase Manhattan Bank                                         (350)
              Onyx Acceptance Corp.                                         500
              Superior Bank FSB                                          14,730
              M & T Credit                                                1,982
                                                                  -------------

                                                                  $     855,848
                                                                  =============




                      STATEMENTS OF FINANCIAL CONDITION OF
                            C & K AUTO IMPORTS INC.
                              OF DECEMBER 31, 2000


                                                                                                  Page
                                                                                                  ----
Independent Auditors' Report.................................................................     F-44

Statement of Financial Condition as At December 31, 2000 ....................................     F-45

Statement of Income for the Year Ended December 31, 2000.....................................     F-46

Statement of Retained Earnings as At December 31, 2000.......................................     F-47

Statements of Cash Flows For the Year Ended December 31, 2000................................     F-48

Notes to the Financial Statements December 31, 2000..........................................     F-49-F-50


GOLF & WROBLESKI CPA'S, LLP.
--------------------------------------------------------------------------------
Danny Golf, C.P.A                              47 West 34th Street, Suite S55
Raymond Wrobleski, C.P.A                                   New York, NY 10001
                                                          Tel. (212) 967-8988
                                                          Fax. (212) 268-5323



                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

To the Board of Directors
 C & K Auto Imports Inc.
 60 Railroad Avenue
Hasbrouck Heights, NJ 07604

We have audited the accompanying statement of Financial Condition of C & K Auto Imports Inc. of December 31, 2000 and, the related statement of income and retained earnings and, cash flows for the year then ended. These financial statements are the responsibility of the C & K Auto Imports Inc. management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C & K Auto Imports Inc. as of December 31, 2000 and the results of its operations and its cash flow for the year then ended, in conformity with generally accepted accounting principles.



Danny Golf
Golf & Wrobleski, CPA's, LLP.

                             C & K AUTO IMPORTS INC.
                        STATEMENT OF FINANCIAL CONDITION
                             AS AT DECEMBER 31, 2000

Assets
Current Assets:
     Cash                                                   $   452,598
     Accounts Receivable - Note 3                               851,331
     Inventory - Note 2                                     $ 1,590,114
                                                            -----------
Total Current Assets                                                              $ 2,894,043

Fixed Assets - Note 4
     Machinery and Equipment                                     82,189
     Furniture and Fixtures                                       5,036
     Leasehold Improvements                                      82,785
     Less: Accum. Depreciation                                  150,223
                                                            -----------
Total Fixed Assets                                                                     19,787

Other Assets
     Security Deposits                                                                 21,945
                                                                                  -----------

Total Assets                                                                      $ 2,935,775
                                                                                  ===========

Liabilities and Stockholder's Equity
Current Liabilities:
     Accounts Payable - Trade                               $   504,347
     Taxes Payable                                               16,899
     Loan Payable - Current - Note 5                            828,312
                                                            -----------
Total Current Liabilities                                                         $ 1,349,558

Long-Term Liabilities
     Long Term Debt - Note 5                                     39,352
     Due to Officers                                            816,737
                                                            -----------
Total Long Term Liabilities                                                           856,089
                                                                                  -----------

Total Liabilities                                                                 $ 2,205,647

Stockholder's Equity:
     Capital Stock                                               75,000
     Retained Earnings                                          655,128
                                                            -----------
Total Stockholder's Equity                                                            730,128
                                                                                  -----------

Total Liabilities & Stockholder's Equity                                          $ 2,935,775
                                                                                  ===========

                  See accompanying notes to financial statement
                                      F-45

                             C & K AUTO IMPORTS INC.
                               STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2000

Sales
Cost of Goods Sold                                                               $ 21,775,605
     Beginning Inventory                                  $   1,384,009
     Purchases                                               20,680,809
     Transportation Costs                                        10,649
     Commissions                                                 86,546
     Maintenance Salaries                                        23,084
     Supplies                                                     7,389
     Salesmen Salaries                                          306,849
     Less: Ending Inventory                                   1,590,114
                                                          -------------
Total Cost Of Goods Sold                                                           20,909,221
                                                                                 ------------

Gross Profit                                                                     $    866,384
Operating Expenses:
     Officer Salary                                       $     104,000
     Office Salary                                               97,806
     Auto Expense                                                12,585
     Insurance                                                   27,634
     Office and Postage                                          17,267
     Payroll Taxes                                               44,948
     Rent                                                        91,455
     Repair & Maintenance                                         3,490
     Telephone                                                   27,535
     Employee Benefits                                           40,867
     Alarm                                                        1,482
     Dues and Subs                                                2,399
     Advertising                                                141,592
     Utilities                                                    9,595
     Service Charge                                               4,928
     Professional Fees                                            6,000
     Misc. Expense                                                4,772
                                                          -------------
Total Expense                                                                         638.355
                                                                                 ------------

Net Income From Operations                                                            228,029
Other: Interest Expense                                          90,786
     Depreciation                                                41,444
                                                          -------------
Other Non-Operating Expenses                                                          132,230
                                                                                 ------------

Net Income Before Taxes                                                                95,799
Corporation Taxes                                                                         537
                                                                                 ------------

Net Income                                                                       $     95,262
                                                                                 ============

                  See accompanying notes to financial statement
                                      F-46

                             C & K AUTO IMPORTS INC.
                         STATEMENT OF RETAINED EARNINGS
                             AS AT DECEMBER 31, 2000

Retained Earnings - as at January 1, 2000                                          $  589,866

Net Income for the year ended
     December 31, 2000                                                                 95,262

Shareholders Distributions - 2000                                                     (30,000)
                                                                                   ----------

Retained Earnings - as at December 31, 2000                                        $  655,128
                                                                                   ==========




















                  See accompanying notes to financial statement
                                      F-47

                             C & K AUTO IMPORTS INC.
                             STATEMENT OF CASH FLOWS
                       FOR THE YEAR ENDED DECEMBER 31, 2000

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Income                                                                   $    95,262

Adjustments to reconcile net income to net
cash provided by operating activities:
     Depreciation                                           $    41,444
Changes in current assets and liabilities:
     Increase in Accounts Receivable                           (297,216)
     Increase in Inventory                                     (202,790)
     Decrease in Accounts Payable                                (9,588)
     Decrease In Taxes Payable                                   (4,393)
     Decrease in Loan Payable                                  (127,435)
                                                            -----------

Total Adjustments                                                                    (599,978)
                                                                                  -----------

            NET CASH PROVIDED BY OPERATING ACTIVITIES                                (504,716)


CASH FLOWS FROM FINANCING ACTIVITIES:
------------------------------------

Capital Expenditure for Fixed Assets                             (9,178)
Increase in Other Assets                                              0
Increase in Other Liabilities                                   173,891
Increase in Shareholders' Distribution                          (30,000)
                                                            -----------

            NET CASH PROVIDED BY OPERATING ACTIVITIES                                 134,713
                                                                                  -----------

Net Increase in Cash and in Cash Equivalents                                         (370,003)

Cash and Cash Equivalents at Beginning of the Year                                    822,601
                                                                                  -----------

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR                                  $   452,598
                                                                                  ===========

                  See accompanying notes to financial statement
                                      F-48

                             C & K AUTO IMPORTS INC.
               NOTES TO THE FINANCIAL STATEMENTS DECEMBER 31, 2000

NOTE 1. NATURE OF BUSINESS:

C & K Auto Imports Inc. ("Company") was formed under the laws of the State of New Jersey on March 7, 1986 as a used auto dealership of imported high end automobiles in the State of New Jersey.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements is as follows-

Accounting Method
-----------------

The company prepares its financial statements on the accrual method. Under this method, revenues are recognized when earned, and expenses are recognized when incurred.

Inventory is recorded at the lower of cost or market

NOTE 3. ACCOUNTS RECEIVABLE:

All accounts receivable are current and an allowance for doubtful accounts were not deemed necessary at this time.

NOTE 4. FIXED ASSETS AND DEPRECIATION:

If expenditures result in an asset having an estimated useful life that extends beyond the year of acquisition, the expenditure is capitalized.

Equipment, vehicle, furniture and fixtures are recorded at cost. Depreciation on equipment, vehicle, furniture and fixture is provided on the accelerated cost recovery system, (ACRS) over the useful lives of the assets.

Equipment                      5 Years
Furniture & fixtures           5 Years
Leasehold Improvements         3 Years

Income Taxes
------------

Income taxes are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due plus deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting.

                             C & K AUTO IMPORTS INC.
               NOTES TO THE FINANCIAL STATEMENTS DECEMBER 31, 2000

NOTE 5. LOANS:

Loans at December 31, 2000 are summarized as follows:

         Valley National Bank                                          $ 828,312
         Auto Financing - Valley National Bank                             8,650
         Chase Manhattan Bank                                              7,133
         Onyx Acceptance Corp.                                               500
         Superior Bank FSB                                                23,069
                                                                       ---------

                                                                       $ 867,664
                                                                       =========

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS

                                              Page
                                              ----

Prospectus Summary...........................
Risk Factors.................................
Capitalization...............................
Use of Proceeds..............................             ____________ SHARES
Price Range of Common Stock
   and Dividend Policy.......................            ASSOCIATED AUTOMOTIVE
Forward-Looking Statements...................             GROUP INCORPORATED
Management's Discussion and
  Analysis or Plan of Operation..............
Business.....................................
Management...................................
Executive Compensation.......................
Certain Transactions.........................                 PROSPECTUS
Principal Shareholders.......................                 ----------
Description of Securities....................
Selling Security holders.....................
Plan of Distribution ........................
Shares Eligible for Future Sale..............           ________________, 2002
Legal Matters................................
Experts......................................
Additional Information.......................
Financial Statements.........................






         UNTIL _________, 2002 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRI BUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART TWO

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Florida Business Corporation Act (the "Corporation Act") permits the indemnification of directors, employees, officers and agents of Florida corporations. The Company's Articles of Incorporation (the "Articles") and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Corporation Act.

         The provisions of the Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution, and (d) willful misconduct or conscious disregard for the best interests of the Company in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws.

         The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses payable by the Company in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee...................................  $     97.01
Legal Fees and Expenses*..........................................    10,000.00
Accounting Fees and Expenses*.....................................    10,000.00
Financial Printing*...............................................     3,000.00
Transfer Agent Fees*..............................................     2,000.00
Blue Sky Fees and Expenses*.......................................       750.00
Miscellaneous*....................................................     1,000.00
                                                                    -----------
          TOTAL...................................................  $ 26,847.01
                                                                    ===========
* Estimated

None of the foregoing expenses are being paid by the selling security holders.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         In May 2000, we issued 5,000 shares of our class A common stock to Atlas Pearlman, P.A., as payment for legal services performed. The issuance of the shares was exempt from registration under Section 4(2) of the Securities Act. The shares issued contain a legend restricting their transferability absent registration or an available exemption. Atlas Pearlman, P.A. had access to information about our company and had the opportunity to ask questions about our company.

         On January 1, 2002, we issued an additional 35,000 shares of our class A common stock to Atlas Pearlman, P.A. as payment for legal services performed during 2000 and early 2001. The issuance of the shares was exempt from registration under Section 4(2) of the Securities Act. The shares issued contain a legend restricting their transferability absent registration or an available exemption. Atlas Pearlman, P.A. had access to information about our company and had the opportunity to ask questions about our company.

         On January 10, 2002, Ricardo Vilensky converted 575,000 shares of Class B common stock into shares of our Class A common stock. Pursuant to the conversion rights of the Class B shares we issued Mr. Vilensky 575,000 shares of our Class A common stock. The Class B shares were retired and returned to our treasury. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. Mr. Vilensky, as former chief executive officer of our company, had access to information concerning our company and had the opportunity to ask questions regarding our company.

         Effective January 10, 2002, pursuant to a share exchange agreement dated January 9, 2002 with Associated Automotive Group, Inc., we issued an aggregate of 9,367,822 shares of our class A common Stock to the shareholders of Associated Automotive Group, Inc. and its affiliates. In connection with this transaction we issued shares to 45 individuals and entities. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Exchange Act. The shares issued contain a legend restricting their transferability absent registration or an available exemption. The shareholders and affiliates had access to information about our company and had the opportunity to ask questions about our company.

         In addition, effective January 10, 2002, we issued Hyperion Partners Corp. a warrant to purchase 55,000 shares of our class A common stock, exercisable at $.05 per share for a period of three years. The warrant was issued pursuant to our share exchange agreement with Associated Automotive Group, Inc. The warrant was issued pursuant to the exemption from registration provided by Section 4(2) of the Exchange Act. The warrant issued contain a legend restricting its transferability absent registration or an available exemption. Hyperion had access to information about our company and had the opportunity to ask questions about our company.

         On February 5, 2002, pursuant to a stock purchase agreement entered into on January 22, 2002, effective January 9, 2002, by and between C&K Auto Imports, Inc. and Associated Automotive Group, Inc., we issued 750,000 shares of our class A common Stock to Doron Sauer (the sole shareholder of C&K). The shares were issued pursuant to the exemption from registration provided by
Section 4(2) of the Exchange Act. The shares issued contain a legend restricting their transferability absent registration or an available exemption. Mr. Sauer had access to information about our company and had the opportunity to ask questions about our company. The shares issued were in exchange for shares of Associated Automotive Group, Inc. held by Messrs. Tenzer and Jacoby and transferred to Sauer to facilitate the acquisition of C&K. Therefore, the shares received by Mr. Sauer had no dilutive effect on our company.

         In April 2002, we completed a private placement of our securities under which we raised $1,300,000 through the sale of our securities to five accredited investors. Pursuant to the terms of the offering, we sold an aggregate of 520,000 shares of our class A common stock and warrants exercisable at $6.00 per share to purchase an aggregate of 174,000 shares of class A common stock. The warrants are exercisable for a period of two years from the date of issuance and are callable at $.0001 per share if our class A common stock trades at or above $4.50 per share for a period of ten consecutive days. The securities issued pursuant to the private placement were issued under an exemption from registration pursuant to Section 4(2) of the Securities Act. The securities issued contain a legend restricting their transferability absent registration or an available exemption. The investors received information concerning our company and had access to information about our company and were given the opportunity to ask questions about our company.

         On May 3, 2002, we entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd., under which we sold Laurus a 9% convertible note in an aggregate principal amount of $500,000, convertible into shares of our company's class A common stock at $3.09 per share. Our obligations under the convertible note are secured by a security interest in our property and inventory. In addition, we issued Laurus a warrant to purchase 65,000 shares of our class A common stock, exercisable for a period of two years, at $3.30 per share, subject to adjustment. The securities issued pursuant to the private placement were issued under an exemption from registration pursuant to Section 4(2) of the Securities Act. The securities issued contain a legend restricting their transferability absent registration or an available exemption. The investors received information concerning our company and had access to information about our company and were given the opportunity to ask questions about our company.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.          Description of Document
-----------          -----------------------
2.1                  Stock Purchase Agreement dated January 9, 2002 by and
                     between Inversiones Huillimapu S.A. and Uniservice Corporation (1)
2.2                  Share Exchange Agreement between Uniservice Corporation,
                     Associated Automotive Group, Inc and Barry Tenzer (1)
3.1                  Amended and Restated Articles of Incorporation(3)
3.1(b)               Articles of Amendment to the Amended and Restated Articles of Incorporation(2)
3.2                  Bylaws(3)
4.1                  $500,000 Convertible Note dated May 3, 2002(5)
4.2                  Common Stock Purchase Warrant issued to Laurus Master Fund(5)
5.0                  Consent of Adorno & Yoss, P.A.
10.1                 Stock Option Plan(3)
10.2                 Stock Purchase Agreement between Associated Automotive Group, Inc.
                     and Doron Sauer(4)
21                   Subsidiaries(4)
23.1                 Consent of Adorno & Yoss, P.A. (See Exhibit 5)
23.2                 Consent of Spear, Safer, Harmon & Co., Independent Accountants
23.3                 Consent of Goldstein, Schechter, Price, Lucas, Horwitz & Co., P.A.,
                     Independent Accountants
23.4                 Consent of Golf & Wrobleski CPA, LLP, Independent Accountants
99                   Securities Purchase Agreement with Laurus Master Fund dated May 3, 2002(5)

(1) Incorporated by reference to the Report on Form 8-K as filed by the registrant on January 16, 2002.
(2) Incorporated by reference to the Definitive Proxy Statement filed by the registrant on December 3, 2001.
(3) Incorporated by reference to the Registration Statement on Form SB-2
    (SEC file #50897).
(4) Incorporated by reference to the Annual Report on Form 10-KSB filed by the registrant on April 16, 2002.
(5) Incorporated by reference to the Quarterly Report on Form 10-QSB for the period ended March 31, 2002 filed by the registrant on May 20, 2002.

ITEM 28.  UNDERTAKINGS

         The undersigned Registrant undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida on August 12, 2002.

                                        Associated Automotive Group Incorporated


                                        By: /s/ Barry Tenzer
                                        ---------------------
                                        Barry Tenzer
                                        Chairman, President and, Chief Executive
                                        Officer


         Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.


    SIGNATURE                      TITLE                           DATE
    ---------                      -----                           ----

/s/ Barry Tenzer         Chairman of the Board, Chief          August 12, 2002
----------------         Executive Officer                     ---------
Barry Tenzer

/s/ David Jacoby         Chief Financial Officer, Vice         August 12, 2002
-----------------        President and Director                ---------
David Jacoby

                         Vice President and Director
----------------                                               ---------
Doron Sauer